Filed Pursuant to Rule 424(B)(3)
Registration No. 333-220353

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

Subject to Completion, dated September 14, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 5, 2017)

$800,000,000

$                    % Senior Notes Due 2020
$                    % Senior Notes Due 2022

           We are offering $             million aggregate principal amount of our        % Senior Notes due 2020, or the "2020 Notes," and $             million aggregate principal amount of our        % Senior Notes due 2022, or the "2022 Notes," and, together with the 2020 Notes, the "Notes." The 2020 Notes will mature on                        , 2020 and the 2022 Notes will mature on                        , 2022. We will pay interest on the 2020 Notes on each                        and                         , commencing on                        , 2018. We will pay interest on the 2022 Notes on each                        and                         , commencing on                        , 2018.

           Prior to                        , 2020 (three months prior to the maturity date), we may redeem some or all of the 2020 Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable "make whole" premium and accrued but unpaid interest, if any, to, but excluding, the date of redemption. On or after                        , 2020 (three months prior to the maturity date), we may redeem some or all of the 2020 Notes at any time and from time to time at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the date of redemption. In addition, prior to                        , 2019, we may redeem up to 35% of the 2020 Notes using the proceeds of certain equity offerings.

           Prior to                        , 2019, we may redeem some or all of the 2022 Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable "make whole" premium and accrued but unpaid interest, if any, to, but excluding, the date of redemption. On or after                        , 2019, we may redeem some or all of the 2022 Notes at any time and from time to time at the prices and as described under the caption "Description of the Notes—Optional Redemption." In addition, prior to                        , 2019, we may redeem up to 35% of the Notes using the proceeds of certain equity offerings.

           The Notes are our unsecured senior obligations and rank equally with all of our other unsecured, unsubordinated indebtedness from time to time outstanding. The Notes are effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the Notes are structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

           The Notes will not be listed on any securities exchange or included in any automated quotation system.

           This prospectus supplement and the accompanying prospectus include additional information about the terms of the Notes, including covenants.

           Concurrently with this offering of Notes, pursuant to a separate offering document, we are privately offering $250.0 million aggregate principal amount of our        % Convertible Senior Notes due 2022, or the "Convertible Notes," or $287.5 million aggregate principal amount of Convertible Notes if the initial purchasers in that offering exercise in full their option to purchase additional Convertible Notes, which offering we refer to in this prospectus supplement as the "Convertible Notes Offering." Neither the completion of this offering of Notes nor the Convertible Notes Offering is contingent upon completion of the other offering. Nothing contained herein shall constitute an offer of the Convertible Notes.

           See "Risk Factors," beginning on page S-7 of this prospectus supplement and on page 14 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for a discussion of certain risks you should consider before investing in the Notes.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Public offering price(1)	Underwriting discount	Proceeds, before expenses, to us(1)
Per 2020 Note	%	%	%
Total	$	$	$
Per 2022 Note	%	%	%
Total	$	$	$

  (1)
  Plus accrued interest from September     , 2017, if settlement occurs after that date.

           The public offering prices set forth above do not include accrued interest, if any. Interest on the Notes will accrue from September     , 2017 and must be paid if the Notes are delivered after September     , 2017.

           The Notes will be ready for delivery in book entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about September     , 2017.

Joint Bookrunners

J.P. Morgan	BofA Merrill Lynch	Barclays
Morgan Stanley

The date of this prospectus supplement is                        , 2017.

i

        This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering and adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to "this prospectus," we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless otherwise stated or the context requires otherwise, references to "iStar," "the Company," "we," "us" and "our" are to iStar Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

        We make statements in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." Forward-looking statements are included with respect to, among other things, our current business plan, business strategy, portfolio management, prospects and liquidity. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results or outcomes to differ materially from those contained in the forward-looking statements. Certain important factors that we believe might cause such differences are discussed in the section entitled "Risk Factors," beginning on page S-7 of this prospectus supplement and on page 14 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In assessing all forward looking statements, readers are urged to read carefully all cautionary statements contained in this prospectus and the documents we incorporate by reference.

ii

SUMMARY

iStar Inc.

        We finance, invest in and develop real estate and real estate-related projects as part of our fully integrated investment platform. We have invested more than $35 billion over the past two decades and are structured so as to qualify as a real estate investment trust for U.S. federal income tax purposes, or a "REIT," with a diversified portfolio focused on larger assets located in major U.S. metropolitan markets. Our primary business segments are real estate finance, net lease, operating properties and land and development.

        Our real estate finance portfolio is primarily comprised of senior and mezzanine real estate loans that may be either fixed-rate or variable-rate and are structured to meet the specific financing needs of borrowers. Our portfolio also includes preferred equity investments and senior and subordinated loans to business entities, particularly entities engaged in real estate or real estate-related businesses, and may be either secured or unsecured. Our loan portfolio includes whole loans and loan participations.

        Our net lease portfolio is primarily comprised of properties owned by us and leased to single creditworthy tenants where the properties are subject to long term-leases. Most of the leases provide for expenses at the facilities to be paid by the tenants on a triple net lease basis. The properties in this portfolio are diversified by property type and geographic location. In addition to net lease properties owned by us, we partnered with a sovereign wealth fund in 2014 to form a venture in which the partners would contribute equity to acquire and develop net lease assets, or the "Net Lease Venture." We invest in new net lease investments primarily through the Net Lease Venture, in which we hold a non-controlling 51.9% interest.

        Our operating properties portfolio is comprised of commercial and residential properties which represent a diverse pool of assets across a broad range of geographies and property types. We generally seek to reposition or redevelop our transitional properties with the objective of maximizing their value through the infusion of capital and/or intensive asset management efforts. The commercial properties within this portfolio include office, retail, hotel and other property types. The residential properties within this portfolio are generally luxury condominium projects located in major U.S. cities where our strategy is to sell individual units through retail distribution channels.

        Our land and development portfolio is primarily comprised of land entitled for master planned communities as well as waterfront and urban infill land parcels located throughout the United States. Master planned communities represent large-scale residential projects that we will entitle, plan and/or develop and may sell through retail channels to home builders or in bulk. Waterfront parcels are generally entitled for residential projects and urban infill parcels are generally entitled for mixed-use projects. We may develop these properties ourselves, or in partnership with commercial real estate developers, or may sell the properties.

        Our primary sources of revenues are operating lease income, which is comprised of the rent and reimbursements that tenants pay to lease our properties, interest income, which is the interest that borrowers pay on loans, and land development revenue from lot and parcel sales. We primarily generate income through a "spread" or "margin," which is the difference between the revenues net of property-related expenses generated from leases and loans and interest expense. In addition, we generate income from sales of our real estate and income from equity in earnings of our unconsolidated ventures.

        Our principal executive and administrative offices are located at 1114 Avenue of the Americas, New York, New York 10036. Our telephone number and web address are (212) 930-9400 and www.istar.com, respectively. The information on our website, other than the reports filed with the Securities and Exchange Commission, or the "SEC," incorporated by reference herein, is not considered part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Safety, Income and Growth, Inc.

        On June 27, 2017, Safety, Income and Growth, Inc. (NYSE: SAFE), the successor to our ground lease business, completed its initial public offering, raising gross proceeds of $205.0 million. Concurrent with the closing of the initial public offering, we purchased $45.0 million of SAFE's common stock in a private placement at the initial public offering price of $20.00 per share. Since that time, we have entered into a trading plan under which we will purchase up to an additional $24.5 million of SAFE common stock in the open market at prices below $20.00 per share. As of August 31, 2017, we owned approximately 32% of SAFE's outstanding common stock. A subsidiary of one of our taxable REIT subsidiaries also entered into an agreement to serve as SAFE's external manager. We contributed 12 assets to SAFE, for which we received total consideration of $340.0 million. As a result of the SAFE transactions, we reclassified our ground lease operations as discontinued operations in our historical financial statements for the year ended December 31, 2016. Please see our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, incorporated herein by reference, for additional information about the SAFE transactions, and our Current Report on Form 8-K, dated September 5, 2017, incorporated herein by reference, for our reclassified historical financial statements.

Lennar Dispute

        In April 2017, we received a favorable judgment from the U.S. Court of Appeals for the Fourth Circuit, affirming a prior district court judgment relating to a dispute with Lennar Corporation, or "Lennar," over the purchase and sale of a parcel of land located in Maryland. On April 21, 2017, we conveyed the property and received $234.1 million of net cash proceeds from Lennar, comprised of the remaining purchase price of $114.0 million and $123.4 million of interest and real estate taxes, net of costs. Lennar has filed a petition for a writ of certiorari with the U.S. Supreme Court with respect to two specific issues previously decided by the lower courts in our favor. We intend to oppose the petition. There can be no assurance as to the outcome of Lennar's petition or, if it is accepted, any determination or redetermination by the U.S. Supreme Court affecting this matter.

Financing Transactions

        We are seeking commitments from lenders to amend and extend our $500.0 million senior secured term loan facility, or the "2016 Credit Agreement," in order to reduce the LIBOR margin and the LIBOR floor, extend the maturity from July 2020 to September 2021 and make certain other changes. Concurrently with the consummation of the amendment and extension of the 2016 Credit Agreement, we are anticipating repaying outstanding loans thereunder with cash on hand to reduce the aggregate principal amount of the facility to $400.0 million. There can be no assurance that we will receive commitments for the amendment and extension of the 2016 Credit Agreement or that the amendment and extension will be completed if we receive the commitments.

        We have received commitments from lenders to amend and restate our $250.0 million secured revolving credit facility, or the "2015 Revolving Credit Agreement," to increase the commitments thereunder from $250.0 million to $300.0 million, extend the maturity from March 2018 to September 2020 (in each case, with the right of the Company to convert outstanding revolving loans on such maturity date to term loans with an additional one-year maturity) and make certain other changes. Closing of the amendment and restatement of the 2015 Revolving Credit Agreement is subject to customary closing conditions and there can be no assurance it will be completed.

        Concurrently with this offering of Notes, pursuant to a separate offering document, we are privately offering $250.0 million aggregate principal amount of our            % Convertible Senior Notes due 2022, or the "Convertible Notes," or $287.5 million aggregate principal amount of Convertible Notes if the initial purchasers in that offering exercise in full their option to purchase additional

Convertible Notes, which offering we refer to in this prospectus supplement as the "Convertible Notes Offering." Neither the completion of this offering of Notes nor the Convertible Notes Offering is contingent upon completion of the other offering. Nothing contained herein shall constitute an offer of the Convertible Notes.

        We intend to use the net proceeds of this offering of Notes, the Convertible Notes Offering and cash on hand to redeem and repay the $550.0 million aggregate principal amount outstanding of our 4.00% Senior Notes due November 2017, the $300.0 million aggregate principal amount outstanding of our 7.125% Senior Notes due February 2018, the $300.0 million aggregate principal amount outstanding of our 4.875% Senior Notes due July 2018, all of our outstanding shares of 7.88% Series E Preferred Stock, having an aggregate liquidation preference of $140.0 million, and all of our outstanding shares of 7.8% Series F Preferred Stock, having an aggregate liquidation preference of $100.0 million, and to pay related fees and expenses. There can be no assurance that we will complete the Convertible Notes Offering. If we do not complete the Convertible Notes Offering, we may elect to use additional available cash to complete the redemptions described above, or we may elect to redeem a lesser amount of senior notes and a lesser amount or none of the preferred stock. See "Use of Proceeds."

        Certain of the underwriters and/or their affiliates act as lenders, agents, arrangers and/or bookrunners under the 2016 Credit Agreement and the 2015 Revolving Credit Agreement.

 THE OFFERING

        The following is a brief summary of the terms of this offering. For a complete description of the terms of the Notes, see "Description of the Notes" in this prospectus supplement.

Issuer	iStar Inc.
Securities Offered	$ million principal amount of the 2020 Notes.
$ million principal amount of the 2022 Notes.
Maturity	Unless redeemed earlier, the 2020 Notes will mature on , 2020 and the 2022 Notes will mature on , 2022.
Interest Rate	The 2020 Notes will bear interest at % per year and the 2022 Notes will bear interest at % per year (in each case calculated using a 360-day year comprised of twelve 30-day months).
Interest Payment Dates

Interest on the 2020 Notes will be paid on each            and            , commencing on                    , 2018. Interest on the 2022 Notes will be paid on each            and            , commencing on                    , 2018. Interest on the Notes will accrue from September    , 2017.

Ranking

The Notes are our unsecured senior obligations and rank equally with our existing and future unsecured senior indebtedness and, to the extent we incur subordinated indebtedness in the future, senior to such indebtedness. The Notes are effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the Notes are structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

As of June 30, 2017, the aggregate amount of our outstanding consolidated indebtedness was $3.4 billion, of which $325.6 million was debt of our subsidiaries and $724.4 million was secured indebtedness (including indebtedness of our subsidiaries), and we had $3.8 billion of unencumbered assets. After giving effect to (i) the expected repayment of the outstanding loans under the 2016 Credit Agreement as described under "Recent Developments," (ii) the issuance of the Notes in this offering and the application of the net proceeds therefrom as described under "Use of Proceeds," and (iii) the issuance of $250.0 million aggregate principal amount of Convertible Notes in the Convertible Notes Offering and the application of the net proceeds therefrom as described under "Use of Proceeds" (the transactions described in clauses (i) through (iii) being hereinafter referred to as the "Transactions"), our outstanding consolidated indebtedness as of June 30, 2017 would have been $3.2 billion, of which $325.6 million would have been debt of our subsidiaries and $625.6 million would have been secured indebtedness

(including indebtedness of our subsidiaries), and we would have had $3.3 billion of unencumbered assets. There can be no assurance that the Convertible Note Offering, the amendments to the 2015 Revolving Credit Agreement and the 2016 Credit Agreement or the reduction in outstanding amounts under the 2016 Credit Agreement will occur.

Optional Redemption

Prior to                    , 2020 (three months prior to maturity), we may redeem some or all of the 2020 Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable "make whole" premium and accrued but unpaid interest, if any, to, but excluding, the date of redemption. On or after , 2020 (three months prior to maturity), we may redeem some or all of the 2020 Notes at any time and from time to time at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the date of redemption. In addition, prior to                    , 2019, we may redeem up to 35% of the 2020 Notes originally issued using the proceeds of certain equity offerings.

Prior to                    , 2019, we may redeem some or all of the 2022 Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable "make whole" premium and accrued but unpaid interest, if any, to, but excluding, the date of redemption. On or after                    , 2019, we may redeem some or all of the 2022 Notes at any time and from time to time at the prices and as described under the caption "Description of the Notes—Optional Redemption." In addition, prior to                    , 2019, we may redeem up to 35% of the 2022 Notes originally issued using the proceeds of certain equity offerings.

Change of Control Offer

If a Change of Control Triggering Event, as defined in "Description of the Notes," occurs, we must give holders of the Notes the opportunity to sell us their Notes at 101% of their principal amount, plus accrued but unpaid interest, if any, to, but excluding, the date of repurchase.

Certain Covenants	The indenture governing the Notes contains covenants limiting our and our subsidiaries' ability to:
• incur indebtedness; and
• merge or consolidate with another person.
In addition, the indenture requires the maintenance of a specified level of unencumbered assets as a percentage of unsecured indebtedness

These covenants are subject to a number of important limitations and exceptions, and the covenants limiting our and our subsidiaries' ability to incur indebtedness and requiring us to maintain unencumbered assets will cease to apply at all times that the Notes have investment grade ratings. See "Description of the Notes—Certain Covenants."

No Prior Market for the Notes

The Notes will be new securities for which there is currently no public market. The Notes will not be listed on any securities exchange or included in any automated quotation system. Accordingly, there can be no assurance that an active trading market will develop for the Notes or, if one does develop, that it will be maintained.

Use of Proceeds

We intend to use the net proceeds of this offering of Notes, the Convertible Notes Offering and cash on hand to redeem and repay the $550.0 million aggregate principal amount outstanding of our 4.00% Senior Notes due November 2017, the $300.0 million aggregate principal amount outstanding of our 7.125% Senior Notes due February 2018, the $300.0 million aggregate principal amount outstanding of our 4.875% Senior Notes due July 2018, all of our outstanding shares of 7.88% Series E Preferred Stock, having an aggregate liquidation preference of $140.0 million, and all of our outstanding shares of 7.8% Series F Preferred Stock, having an aggregate liquidation preference of $100.0 million, and to pay related fees and expenses. There can be no assurance that we will complete the Convertible Notes Offering. If we do not complete the Convertible Notes Offering, we may elect to use additional available cash to complete the redemptions described above, or we may elect to redeem a lesser amount of senior notes and a lesser amount or none of the preferred stock. See "Use of Proceeds."

Risk Factors

Investing in the Notes involves substantial risks. See "Risk Factors" in this prospectus supplement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a description of certain risks you should consider before investing in the Notes.

RISK FACTORS

        This section describes some, but not all, of the risks of purchasing the Notes in the offering. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 which is incorporated by reference in this prospectus supplement and the accompanying prospectus, also contains a "Risk Factors" section beginning on page 14 of that report. You should carefully consider the risks described in such "Risk Factors" section, in addition to the other information contained or incorporated by reference in this document, before purchasing the Notes. In addition, you should carefully review the factors discussed below and the cautionary statements referred to in "Forward-Looking Statements."

The Notes will be structurally subordinated to subsidiary debt.

        The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to all indebtedness and other obligations of our subsidiaries. After giving effect to the Transactions, the outstanding indebtedness of our subsidiaries as of June 30, 2017 would have been $325.6 million.

        Creditors of a subsidiary are entitled to be paid what is due to them before assets of the subsidiary become available for creditors of its parent. Accordingly, claims of holders of the Notes will be structurally subordinated to any claims of creditors of our subsidiaries.

The Notes are unsecured and will be effectively subordinated to our secured indebtedness to the extent of the value of the property securing such indebtedness.

        Our obligations under the Notes are not secured by any of our assets. After giving effect to the Transactions, our secured indebtedness (including indebtedness of our subsidiaries) as of June 30, 2017 would have been $625.6 million, and we would have had $250.0 million of availability to incur additional secured indebtedness under the 2015 Revolving Credit Agreement, or $300.0 million if the amendment and restatement of the 2015 Revolving Credit Agreement described under "Summary—Recent Developments" had occurred at that date.

        Secured creditors are entitled to the proceeds from the sale or other disposition of assets securing their indebtedness in satisfaction of such indebtedness before any of such assets or proceeds become available to unsecured creditors. Accordingly, claims of holders of the Notes will be subordinated to our secured creditors to the extent of the value of the assets securing our secured indebtedness.

Our ability to repurchase Notes upon a change of control may be limited.

        Upon the occurrence of a Change of Control Triggering Event, each holder will have the right to require us to repurchase such holder's Notes. Our other debt securities also contain provisions conferring rights upon holders to require us to repurchase such securities at the option of the holders upon the occurrence of a change of control. Additionally, under the 2015 Revolving Credit Agreement and the 2016 Credit Agreement, a change of control (as defined therein) constitutes an event of default that permits the respective lenders to accelerate the maturity of borrowings under the 2015 Revolving Credit Agreement and the 2016 Credit Agreement, and the commitments to lend under those agreements would terminate. If a Change of Control Triggering Event were to occur, but we did not have sufficient funds to pay the repurchase price for all of the Notes and the other debt securities with repurchase rights which were tendered, that failure would constitute an event of default under the Indenture. Therefore, the occurrence of a Change of Control Triggering Event at a time when we could not pay for the Notes and the other debt securities with repurchase rights which were tendered as a result of the Change of Control Triggering Event could result in holders receiving substantially less than the principal amount of the Notes.

        One of the circumstances under which a Change of Control Triggering Event may occur is upon the sale, lease, exchange or other transfer of all or substantially all of our assets. However, the phrase "all or substantially all" will likely be interpreted under applicable state law and will be dependent upon particular facts or circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale, lease, exchange or other transfer of "all or substantially all" of our assets has occurred, in which case, the ability of a holder of the Notes to obtain the benefit of the offer for repurchase of all or a portion of the Notes held by such holder may be impacted.

Covenants in our indebtedness could limit our flexibility and adversely affect our financial condition.

        Our outstanding unsecured debt securities contain corporate level covenants that include a covenant to maintain a ratio of unencumbered assets to unsecured indebtedness of at least 1.2x and a restriction on debt incurrence based upon the effect of the debt incurrence on our fixed charge coverage ratio. If any of our covenants are breached and not cured within applicable cure periods, the breach could result in acceleration of our debt securities unless a waiver or modification is agreed upon with the requisite percentage of the bondholders. Limitations on our ability to incur new indebtedness under the fixed charge coverage ratio may limit the amount of new investments we make.

        The 2015 Revolving Credit Agreement and the 2016 Credit Agreement contain certain covenants, including covenants relating to collateral coverage, restricted payments, restrictions on fundamental changes, transactions with affiliates, matters relating to the liens granted to the lenders and the delivery of information to the lenders. In particular, the 2016 Credit Agreement requires us to maintain collateral coverage of at least 1.25x outstanding borrowings under that facility, and the 2015 Revolving Credit Agreement requires us to maintain both collateral coverage of at least 1.5x outstanding borrowings under that facility and a consolidated ratio of cash flow to fixed charges of at least 1.5x. In addition, for so long as we maintain our qualification as a REIT, the 2016 Credit Agreement and the 2015 Revolving Credit Agreement permit us to distribute 100% of our REIT taxable income on an annual basis (prior to deducting certain cumulative net operating loss carryforwards). We may not pay common dividends if we cease to qualify as a REIT.

        The 2016 Credit Agreement and the 2015 Revolving Credit Agreement contain cross-default provisions that would allow the lenders to declare an event of default and accelerate our indebtedness owed to them if we fail to pay amounts due in respect of our other recourse indebtedness in excess of specified thresholds or if the lenders under such other indebtedness are otherwise permitted to accelerate such indebtedness for any reason. The indentures governing our unsecured public debt securities permit the bondholders to declare an event of default and accelerate our indebtedness owed to them if our other recourse indebtedness in excess of specified thresholds is not paid at final maturity or if such indebtedness is accelerated.

        The covenants described above could limit our flexibility and make it more difficult and/or expensive to refinance our existing indebtedness. In addition, a default by us on our indebtedness would have a material adverse effect on our business, liquidity and the market price of our securities.

As a REIT, we must distribute most of our net taxable income to our stockholders.

        To maintain our REIT qualification, we must annually distribute to our stockholders, at a minimum, an amount equal to 90% of our net taxable income, excluding net capital gains. In addition, if we do not distribute 100% of our net taxable income, including net capital gains, we would be subject to corporate U.S. federal income taxes on the undistributed amount. We have recorded net operating losses in recent years and may record net operating losses in the future, which may reduce our taxable income in future periods and lower or eliminate entirely our obligation to pay dividends for such periods in order to maintain our REIT qualification until the tax benefits of such net operating losses are exhausted. The 2016 Credit Agreement and the 2015 Revolving Credit Agreement permit us to distribute 100% of our REIT taxable income on an annual basis (prior to deducting certain cumulative net operating loss carryforwards), as long as we maintain our qualification as a REIT.

The financial covenants in the indenture will not apply if the credit ratings of the Notes are upgraded to investment grade.

        Our unsecured corporate credit ratings from major national credit rating agencies are currently below investment grade. Certain of the covenants in the indenture governing the Notes will not apply to us if the credit ratings of the Notes are upgraded by such agencies to investment grade. See "Description of the Notes—Certain Covenants." The indenture will contain covenants that include a covenant to maintain a ratio of unencumbered assets to unsecured indebtedness of at least 1.2x and a restriction on debt incurrence based upon the effect of the debt incurrence on our fixed charge coverage ratio. Suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the indenture. There can be no assurance that our unsecured corporate credit ratings will ever be rated investment grade again, or that if they are rated investment grade, that we will maintain these ratings.

There is no public market for the Notes.

        Prior to this offering, there was no public market for the Notes and we cannot assure you that an active trading market will develop for the Notes or, if one does develop, that it will be maintained. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and certain other factors. Historically, there has been substantial volatility in the prices of corporate debt securities, and the price of the Notes is likely to be affected by factors which affect the price of corporate debt securities generally. We do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes on any automated quotation system.

 RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS
TO FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preferred stock dividends for the periods indicated.

		For the Years Ended December 31,
	For the Six Months Ended June 30, 2017
(in thousands, except ratios)		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)(2)	1.67x	—	—	—	—	—
Ratio of earnings to fixed charges and preferred stock dividends(2)	1.34x	—	—	—	—	—

(1)
The ratio of earnings to fixed charges is calculated in accordance with SEC Regulation S-K Item 503.

(2)
For the years ended December 31, 2016, 2015, 2014, 2013 and 2012, earnings were not sufficient to cover fixed charges by $67,976, $114,902, $103,070, $249,982 and $307,314, respectively, and earnings were not sufficient to cover fixed charges and preferred dividends by $119,296, $166,222, $154,390, $299,002 and $349,634, respectively.

 USE OF PROCEEDS

        The net proceeds from the sale of the Notes, after deducting underwriting discounts and commissions and fees and expenses related to the offering, are expected to be approximately $787.8 million. We intend to use the net proceeds of this offering of Notes, the Convertible Notes Offering and cash on hand to redeem and repay the $550.0 million aggregate principal amount outstanding of our 4.00% Senior Notes due November 2017, the $300.0 million aggregate principal amount outstanding of our 7.125% Senior Notes due February 2018, the $300.0 million aggregate principal amount outstanding of our 4.875% Senior Notes due July 2018, all of our outstanding shares of 7.88% Series E Preferred Stock, having an aggregate liquidation preference of $140.0 million, and all of our outstanding shares of 7.8% Series F Preferred Stock, having an aggregate liquidation preference of $100.0 million, and to pay related fees and expenses. There can be no assurance that we will complete the Convertible Notes Offering. If we do not complete the Convertible Notes Offering, we may elect to use additional available cash to complete the redemptions described above, or we may elect to redeem a lesser amount of senior notes and a lesser amount or none of the preferred stock.

        Certain of the underwriters and/or their affiliates may hold a portion of our 4.00% Senior Notes due November 2017, our 7.125% Senior Notes due February 2018, our 4.875% Senior Notes due July 2018, our 7.88% Series E Preferred Stock and/or our 7.8% Series F Preferred Stock. If such underwriters and/or their affiliates hold such securities, they may receive a portion of the proceeds from this offering to the extent such proceeds are used in the repayment in full of such securities. See "Underwriting."

        In connection with the Convertible Notes Offering, we may repurchase up to 4.4 million shares of our common stock from one of the initial purchasers. We will fund this stock repurchase solely by using cash on hand and will not use any portion of the net proceeds of this offering.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and debt capitalization as of June 30, 2017 on (i) an actual basis and (ii) an as adjusted basis after giving effect to the Transactions (assuming that the initial purchasers in the Convertible Notes Offering do not exercise their option to purchase additional Convertible Notes) and the concurrent repurchase of 4.4 million shares of our common stock from one of the initial purchasers in connection with the Convertible Notes Offering using cash on hand. This table should be read in conjunction with our historical consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement.

	As of June 30, 2017
	Actual	As Adjusted(2)
	(in thousands)
Cash and cash equivalents	$954,279	$441,896

Secured credit facilities:(1)
2015 Revolving Credit Agreement due 2018	—	—
2016 Credit Agreement due 2020(3)	498,750	400,000
Mortgages:
Mortgages collateralized by net lease assets	225,624	225,624
Unsecured notes:
4.00% Senior Notes due 2017	550,000	—
7.125% Senior Notes due 2018	300,000	—
4.875% Senior Notes due 2018	300,000	—
5.00% Senior Notes due 2019	770,000	770,000
6.50% Senior Notes due 2021	275,000	275,000
6.00% Senior Notes due 2022	375,000	375,000
% Senior Notes due 2020/ % Senior Notes due 2022(4)	—	800,000
% Convertible Senior Notes due 2022(5)	—	250,000
Other debt obligations:
Trust preferred securities	100,000	100,000

Total debt obligations	$3,394,374	$3,195,624

Equity:
iStar Inc. shareholders' equity:
Preferred Stock Series D, E, F, G and I, liquidation preference $25.00 per share	22	12
Convertible Preferred Stock Series J, liquidation preference $50.00 per share	4	4
Common Stock, $0.001 par value, 200,000 shares authorized, 72,190 and 72,042 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	72	68
Additional paid-in capital(5)	3,603,981	3,330,309
Retained earnings (deficit)	(2,431,123)	(2,447,437)
Accumulated other comprehensive income (loss)	(3,678)	(3,678)

Total iStar Inc. shareholders' equity	$1,169,278	$879,278
Noncontrolling interests	36,078	36,078

Total equity	$1,205,356	$915,356

Total debt obligations and equity	$4,599,730	$4,110,980

(1)
The due dates of the secured credit facilities reflect their scheduled maturity dates.

(2)
As adjusted amounts reflect the repurchase of 4,405,286 shares of our common stock at an assumed price of $11.35 per share, the closing price of our common stock on September 12, 2017. Each $1.00 increase (decrease) in the price per share of our common stock would decrease (increase) the as adjusted figures shown above for "Cash and cash equivalents" and "Total iStar Inc. shareholders' equity" by $4.4 million.

(3)
The outstanding balance of the 2016 Credit Agreement at the date of this prospectus supplement is $472,726.

(4)
It is expected that $800.0 million aggregate principal amount of Notes will be issued pursuant to this offering.

(5)
In accordance with Accounting Standards Codification 470-20, or "ASC 470-20," a convertible debt instrument that may be settled entirely or partially in cash is required to be separated into a liability and equity component, such that interest expense reflects the issuer's non-convertible debt interest rate. Upon issuance, a debt discount will be recognized as a decrease in debt and an increase in additional-paid in capital. The debt component will accrete up to the principal amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to repay, and the amount shown in the table above for the Convertible Notes is the aggregate principal amount of the notes and does not reflect the debt discount that we will be required to recognize or the related increase to additional paid-in capital. These amounts will be reported on an after-tax basis in our consolidated financial statements. We will settle conversions of Convertible Notes by paying or delivering, as the case may be, a combination of cash and shares of our common stock.

 DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

2016 Credit Agreement

        On June 23, 2016, we entered into an amended and restated credit agreement (as amended, the "2016 Credit Agreement") with JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners.

        The 2016 Credit Agreement is a senior secured term loan facility with term loans made thereunder in a current aggregate principal amount not to exceed $500.0 million. The term loans mature in 16 consecutive quarterly installments equal to 0.25% of outstanding term loans, payable beginning in the third fiscal quarter of 2016, with any remaining principal due on the final maturity date, which is currently July 1, 2020. The loans under the 2016 Credit Agreement currently accrue interest, at the option of the Company, at LIBOR plus 3.75% per annum, with a 1.00% LIBOR floor, or base rate plus 2.75% per annum.

        We are seeking commitments from lenders to amend and extend our $500.0 million senior secured term loan facility, or the "2016 Credit Agreement," in order to reduce the LIBOR margin and the LIBOR floor, extend the maturity from July 2020 to September 2021 and make certain other changes. Concurrently with the consummation of the amendment and extension of the 2016 Credit Agreement, we are anticipating repaying outstanding loans thereunder with cash on hand to reduce the aggregate principal amount of the facility to $400.0 million. There can be no assurance that we will receive commitments for the amendment and extension of the 2016 Credit Agreement or that the amendment and extension will be completed if we receive the commitments. In connection with the amendment and extension, "soft call" protection is contemplated to be implemented for six months, such that if the Company were to refinance the term loans at a lower interest rate or effectuate another repricing within a six month period, a prepayment fee would be payable on the amounts so refinanced or repriced, as applicable.

        Outstanding loans under the 2016 Credit Agreement are secured by a first lien pledge of the stock of the Company's subsidiaries that own, directly or indirectly, a defined pool of assets that had a gross book value of approximately $699.0 million as of June 30, 2017, which would be reduced to approximately $550.0 million in connection with the proposed amendment and extension. In connection with the 2016 Credit Agreement, such subsidiaries have entered into a negative pledge agreement and an affiliate subordination agreement for the benefit of the lenders under the 2016 Credit Agreement. The Company may withdraw collateral, including pursuant to a sale or repayment of a collateral asset, so long as, among other things, the minimum coverage ratio required under the 2016 Credit Agreement will continue to be met. The Company is required to apply certain proceeds from principal payments, asset sales and recovery events in respect of the collateral to pay the outstanding loans.

        The 2016 Credit Agreement contains certain covenants, including covenants relating to collateral coverage, dividend payments, restrictions on fundamental changes, transactions with affiliates, matters relating to the liens granted to the lenders and the delivery of information to the lenders. In particular, the 2016 Credit Agreement requires the Company to maintain collateral coverage of at least 1.25x of the outstanding loans under the facility (with adjustments for, among other things, other indebtedness associated with the collateral) which is tested on a regular basis at the end of each calendar quarter. To satisfy this covenant, we have the option to prepay the outstanding loans. In addition, the 2016 Credit Agreement permits the Company to pay common stock dividends up to 100% of its REIT taxable income (calculated in accordance with the 2016 Credit Agreement) in any year, as well as stated dividends on outstanding preferred stock. We may not pay common dividends if we cease to qualify as a REIT. However, the 2016 Credit Agreement does not contain corporate level financial covenants such as minimum net worth, fixed charge coverage or minimum unencumbered assets covenants.

        The 2016 Credit Agreement contains customary events of default, including payment defaults, failure to perform covenants, defaults under other recourse indebtedness above specified thresholds, change of control, bankruptcy events and defaults under the collateral agreement. Certain of the events of default are subject to cure periods.

2015 Revolving Credit Agreement

        On March 27, 2015, we entered into a credit agreement (as amended, the "2015 Revolving Credit Agreement") with JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as joint lead arrangers and joint bookrunners.

        The 2015 Revolving Credit Agreement is a secured revolving credit facility with a current maximum capacity of $250.0 million. Borrowings under this credit facility bear interest, at the option of the Company, at a floating rate indexed to one of several base rates or a floating rate equal to LIBOR, in each case plus a margin which adjusts upward or downward based upon our corporate credit rating, ranging from 1.25% to 1.75% in the case of base rate loans and from 2.25% to 2.75% in the case of LIBOR loans. In addition, there is an undrawn credit facility commitment fee which ranges from 0.375% to 0.50%, based on average quarterly utilization of the revolving credit facility. The commitments for the revolving credit facility currently terminate in March 2018. The Company has the option to convert outstanding borrowings on the commitment termination date to a one-year term loan which matures in equal quarterly installments of 25% of the original principal amount of such term loan through March 2019.

        We have received commitments from lenders to amend and restate our $250.0 million secured revolving credit facility, or the "2015 Revolving Credit Agreement," to increase the commitments thereunder from $250.0 million to $300.0 million, extend the maturity from March 2018 to September 2020 (in each case, with the right of the Company to convert outstanding revolving loans on such maturity date to term loans with an additional one-year maturity) and make certain other changes. Closing of the amendment and restatement of the 2015 Revolving Credit Agreement is subject to customary closing conditions and there can be no assurance it will be completed.

        Outstanding borrowings under the 2015 Revolving Credit Agreement are secured by a first lien pledge of the stock of the Company's subsidiaries that own, directly or indirectly, a defined pool of assets that had a gross book value of approximately $363.0 million as of June 30, 2017. In connection with the 2015 Revolving Credit Agreement, such subsidiaries have entered into a negative pledge agreement and an affiliate subordination agreement for the benefit of the lenders under the 2015 Revolving Credit Agreement.

        The 2015 Revolving Credit Agreement contains certain covenants, including covenants relating to collateral coverage, dividend payments, restrictions on fundamental changes, transactions with affiliates, matters relating to the liens granted to the lenders and the delivery of information to the lenders. In particular, the 2015 Revolving Credit Agreement requires us to maintain both collateral coverage of at least 1.5x of the outstanding borrowings on the facility and a consolidated ratio of consolidated cash flow of the Company and its subsidiaries to fixed charges of the Company and its subsidiaries of at least 1.5x. To satisfy the collateral coverage covenant, we have the option to repay the outstanding borrowings under the 2015 Revolving Credit Agreement or substitute or add eligible assets in the borrowing base, subject to the terms of the 2015 Revolving Credit Agreement. In addition, for so long as we maintain our qualification as a REIT, the 2015 Revolving Credit Agreement permits us to distribute 100% of our REIT taxable income on an annual basis (prior to deducting certain cumulative net operating loss carryforwards). We may not pay common dividends if we cease to qualify as a REIT.

        The 2015 Revolving Credit Agreement contains customary events of default, including payment defaults, failure to perform covenants, defaults under other recourse indebtedness above specified thresholds, change of control, bankruptcy events and defaults under the collateral agreement. Some of the events of default are subject to cure periods.

Unsecured Notes

        As of June 30, 2017, we had approximately $2.57 billion aggregate principal amount of senior unsecured notes outstanding, comprised of 6 separate series of notes with maturity dates ranging from 2017 to 2022. The outstanding senior unsecured notes are our unsecured senior obligations and rank equally with all of our other unsecured, unsubordinated indebtedness from time to time outstanding, including the Notes. The outstanding senior unsecured notes are effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. Our outstanding senior unsecured notes are not guaranteed by any of our subsidiaries and accordingly, the outstanding unsecured notes are structurally subordinated to all indebtedness and other liabilities of our subsidiaries. The covenants contained in the indentures governing the outstanding unsecured senior notes are substantially similar to those that will be contained in the indenture governing the Notes, except that permitted indebtedness definitions reference different series and baskets and not all of our outstanding senior unsecured notes contain provisions enabling holders to require us to repurchase such Notes upon the occurrence of a change of control event (as is required under the Notes in certain circumstances).

DESCRIPTION OF THE NOTES

        The Company will issue the Notes under an indenture dated as of February 5, 2001 between itself and U.S. Bank National Association, as trustee, or the "Trustee," and a supplemental indenture with respect to the 2020 Notes and a supplemental indenture with respect to the 2022 Notes, each between itself and the Trustee, each to be dated as of September     , 2017, the indenture, together with the supplemental indentures for the Notes, being the "Indenture." The following is a summary of the material provisions of the Indenture and the Notes. It does not include all of the provisions of the Indenture and the Notes. The following description of the particular terms of the Indenture and the Notes supplements the description in the accompanying prospectus of the general terms and provisions of our debt securities. To the extent that the following description of the Notes is inconsistent with the general description in the accompanying prospectus, the following description replaces and supersedes the description in the accompanying prospectus. We urge you to read the Indenture because it defines your rights. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, or the "TIA." The Trustee will make a copy of the Indenture and the Notes available to holders of the Notes upon request. You can find definitions of certain capitalized terms used in this description under "—Certain Definitions." For purposes of this section, references to the "Company," "we" or "our" include only iStar Inc. and not its subsidiaries.

General

        The 2020 Notes and the 2022 Notes are initially limited to an aggregate principal amount of $             million and $             million, respectively. The 2020 Notes and the 2022 Notes will be separate series of notes, including for purposes of, among other things, payments of principal and interest, events of default, legal defeasance, covenant defeasance, satisfaction and discharge and amendments to the Indenture and applicable series of Notes. The Notes of each series will be treated as a single class for all purposes under the Indenture, including with respect to waivers, amendments, redemptions and offers to purchase pursuant to the terms of the Notes. We may issue an unlimited principal amount of additional notes under the Indenture having identical terms and conditions as the 2020 Notes or the 2022 Notes, or the "Additional Notes"; provided that if any Additional Notes are not fungible with the 2020 Notes or the 2022 Notes, as applicable, for U.S. federal income tax purposes, such Additional Notes will be issued as a separate series under the Indenture and will have a separate CUSIP number from the applicable series of Notes. We will only be permitted to issue Additional Notes in compliance with the terms of the Indenture, including the covenant restricting the incurrence of Indebtedness (as described below under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness"). The Notes of each series and any Additional Notes of such series subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including with respect to waivers and amendments. Unless the context otherwise requires, in this "Description of the Notes," references to the "Notes" include any Additional Notes and references to the "2020 Notes" and the "2022 Notes" include any Additional Notes of such series.

        The Company will issue the Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the registrar. The Company may change any paying agent and registrar without notice to holders of the Notes, or the "Holders." The Company will pay principal (and premium, if any) on any certificated Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest on any certificated Notes may be paid at the Trustee's corporate trust office or by check mailed to the registered address of the Holders. The Company will pay the principal, premium, if any, and interest on, Notes in global form registered in the name of, or held by, The Depository Trust Company, or

"DTC," or its nominee in immediately available funds to DTC or its nominee, as the case may be, as registered Holder of such global note.

Principal, Maturity and Interest

        The 2020 Notes will mature on                , 2020 and the 2022 Notes will mature on                , 2022. The Notes will not be entitled to the benefit of any mandatory sinking fund.

        Interest on the 2020 Notes will be payable semiannually in cash at a rate of        % per annum. Interest on the 2022 Notes will be payable semiannually in cash at a rate of        % per annum. Interest will be paid on the 2020 Notes on each                and                 , commencing on                , 2018, to the persons who are registered holders on each                and                . Interest will be paid on the 2020 Notes on each                 and                , commencing on                , 2018, to persons who were registered holders on each                and                . Interest on the Notes will accrue from September     , 2017 and will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

        If any interest payment date, redemption date, repurchase date or the maturity date is not a Business Day, the required payment will be postponed and made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, redemption date, repurchase date or the maturity date, as the case may be, to the date of such payment on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance.

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

Ranking

        The Notes will be our senior, unsecured obligations, and will be:

  •
  equal in right of payment with all of our existing and future obligations that are not expressly subordinated to the Notes;

  •
  effectively subordinated to all of our existing and future indebtedness that is secured by a Lien on any of our assets to the extent of the value of the assets securing such indebtedness;

  •
  senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to the Notes; and

  •
  since the Notes will not be guaranteed by any of our Subsidiaries, effectively subordinated to all liabilities (including trade payables) of our Subsidiaries.

        Our ability to pay interest on the Notes will be dependent in part upon our receipt of dividends and other distributions from our direct and indirect Subsidiaries. The availability of distributions from our Subsidiaries will, among other things, be subject to the satisfaction of any covenants and conditions contained in the applicable Subsidiaries' financing documents. As of June 30, 2017, the aggregate amount of our outstanding consolidated indebtedness was $3.4 billion, of which $325.6 million was debt of our subsidiaries and $724.4 million was secured indebtedness (including indebtedness of our subsidiaries), and we had $3.8 billion of unencumbered assets. After giving effect to the Transactions our outstanding consolidated indebtedness as of June 30, 2017 would have been $3.2 billion, of which

$325.6 million would have been debt of our subsidiaries and $625.6 million would have been secured indebtedness (including indebtedness of our subsidiaries), and we would have had $3.3 billion of unencumbered assets.

Optional Redemption

        Prior to                , 2020 (three months prior to the maturity date), the 2020 Notes may be redeemed in whole or in part at the Company's option at any time and from time to time at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date). On or after                , 2020 (three months prior to the maturity date), we may redeem all or a part of the 2020 Notes at 100.000% of the principal amount of the 2020 Notes to be redeemed, plus accrued but unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Prior to                        , 2019, the 2022 Notes may be redeemed in whole or in part at the Company's option at any time and from time to time at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date). On or after                , 2019, we may redeem all or a part of the 2022 Notes at the following redemption prices (expressed as a percentage of principal amount of the 2022 Notes to be redeemed) plus accrued but unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods beginning on the dates set forth below:

Date	Percentage
, 2019		%
, 2020		%
, 2021 and thereafter	100.000%

        "Applicable Premium" means, at any Redemption Date, the greater of: (1) 1.0% of the principal amount of the Notes; and (2) the excess of (a) the present value at such Redemption Date of (i) the Redemption Price of the Notes plus (ii) all required remaining scheduled interest payments due on the Notes through (x)                  , 2019, in the case of the 2020 Notes and (y)                 , 2019, in the case of the 2022 Notes, in each case excluding accrued but unpaid interest to the Redemption Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (b) the principal amount of the Notes on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

        "Redemption Price" means (1) in the case of the 2020 Notes, 100.000% of the principal amount of the 2020 Notes; and (2) in the case of the 2022 Notes, the redemption price of the 2022 Notes on                , 2019 (such redemption price being described above).

        "Treasury Rate" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available on the third Business Day prior to our providing notice of redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to                , 2019; provided, however, that if such period is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        Prior to                , 2019, we will be entitled at our option on one or more occasions to redeem the 2020 Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the 2020 Notes originally issued at a redemption price (expressed as a percentage of principal amount) of        %, plus accrued but unpaid interest, if any, to, but excluding, the Redemption Date, with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that:

  (1)
  at least 65% of such aggregate principal amount of the 2020 Notes remains outstanding immediately after the occurrence of each such redemption (other than 2020 Notes held, directly or indirectly, by us or our Affiliates); and

  (2)
  each such redemption occurs within 120 days after the date of the closing of the related Qualified Equity Offering.

        Prior to                , 2019, we will be entitled at our option on one or more occasions to redeem the 2022 Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the 2022 Notes originally issued at a redemption price (expressed as a percentage of principal amount) of        %, plus accrued but unpaid interest, if any, to, but excluding, the Redemption Date, with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that:

  (1)
  at least 65% of such aggregate principal amount of the 2022 Notes remains outstanding immediately after the occurrence of each such redemption (other than 2022 Notes held, directly or indirectly, by us or our Affiliates); and

  (2)
  each such redemption occurs within 120 days after the date of the closing of the related Qualified Equity Offering.

Selection and Notice of Redemption

        In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

  (1)
  in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

  (2)
  on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, it being agreed that selection in accordance with the procedures of DTC is deemed fair and appropriate while the Notes are held in DTC.

        No Notes of a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price. Any redemption notice may, at the Company's discretion, be subject to one or more conditions precedent, including completion of a Qualified Equity Offering or other corporate transaction.

Mandatory Redemption; Open Market and Other Purchases

        Except as described below under "Change of Control," we will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. We may at any time and from time to time acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

Change of Control

        Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below, or the "Change of Control Offer," at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase.

        Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law, or the "Change of Control Payment Date." Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

        The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        If a Change of Control Offer is made, we cannot assure you that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, we cannot assure you that the Company would be able to obtain such financing.

        Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon the occurrence of a Change of Control Triggering Event. Restrictions in the Indenture described herein on the ability of the Company and its Subsidiaries to incur additional Indebtedness may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and we cannot assure you that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the holders of the Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the

Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

        One of the circumstances under which a Change of Control Triggering Event may occur is upon the sale, lease, or exchange of other transfer of all or substantially all of our assets. However, the phrase "all or substantially all" will likely be interpreted under applicable state law and will be dependent upon particular facts or circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale, lease, exchange of other transfer of "all or substantially all" of our assets has occurred, in which case, the ability of a holder of the Notes to obtain the benefit of the offer for repurchase of all or a portion of the Notes held by such holder may be impacted.

Certain Covenants

        The following covenants in the Indenture apply to the Notes; provided, however, that the covenants described under "Limitation on Incurrence of Additional Indebtedness" and "Maintenance of Total Unencumbered Assets" will not apply to Notes of a series if, and only for so long as, (1) the Notes of such series are rated BBB– or Baa3, or higher, by at least two of the following three rating agencies: S&P, Moody's and Fitch and (2) no Default or Event of Default has occurred and is continuing.

Limitation on Incurrence of Additional Indebtedness

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of, or collectively, "incur," any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness.

        Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.5 to 1.0.

Maintenance of Total Unencumbered Assets

        The Company and its Subsidiaries will maintain Total Unencumbered Assets of not less than 120% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Company and its Subsidiaries, in each case on a consolidated basis.

Merger, Consolidation and Sale of Assets

        The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

  (1)
  either:

  (a)
  the Company shall be the surviving or continuing entity; or

  (b)
  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease,

      conveyance or other disposition the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety, or the "Surviving Entity":

      (i)
      shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

      (ii)
      shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed or observed;

  (2)
  immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), (a) the Company or such Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (b) the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "—Limitation on Incurrence of Additional Indebtedness" covenant, if such covenant is then in effect; or (c) the Consolidated Fixed Charge Coverage Ratio of the Company or such Surviving Entity, as the case may be, shall be equal to or greater than such ratio immediately prior to such transaction;

  (3)
  immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

  (4)
  the Company or the Surviving Entity, as applicable, shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Indenture will provide that upon any consolidation or merger or any transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

Reports to Holders

        Whether or not required by the rules and regulations of the SEC, so long as Notes of any series are outstanding, the Company will furnish the Holders of such series:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes in reasonable detail the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's independent registered public accounting firm; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

        In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the applicable time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes of any series remain outstanding, it will furnish to Holders of the Notes of such series and to securities analysts and prospective investors, upon their request, the information described in clauses (1) and (2) above.

Events of Default

        The following events are defined in the Indenture as "Events of Default" with respect to the Notes of any series:

  (1)
  the failure to pay interest on any Notes of such series when the same becomes due and payable and the default continues for a period of 30 days;

  (2)
  the failure to pay the principal and premium, if any, on any Notes of such series when such principal becomes due and payable, at maturity or otherwise (including the failure to make a payment to purchase Notes of such series tendered pursuant to a Change of Control Offer);

  (3)
  a default in the observance or performance of any other covenant or agreement contained in the Indenture and such default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes of such series (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

  (4)
  the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $50.0 million or more at any time; or

  (5)
  certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries.

        If an Event of Default with respect to a series of Notes (other than an Event of Default specified in clause (5) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes of such series may declare the principal of and accrued interest on all the Notes of such series to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration," or the "Acceleration Notice," and the same shall become immediately due and payable.

        If an Event of Default specified in clause (5) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes of such series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        The Indenture will provide that, at any time after a declaration of acceleration with respect to Notes of any series as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes of such series may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if the Company has paid the Trustee all amounts owed to it under the Indenture; and

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (4) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The Holders of a majority in principal amount of the Notes of any series may waive any existing Default or Event of Default under the Indenture relating to such series and its consequences, except a default in the payment of the principal, premium, if any, or interest on any Notes of such series.

        Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such series.

        Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

        The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes of any series, or "Legal Defeasance." Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such series, except for:

  (1)
  the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

  (2)
  the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

  (3)
  the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company with respect to any series of Notes released with respect to certain covenants that are described in the Indenture, or "Covenant Defeasance," and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes of such series.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any series of Notes:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of, premium, if any, and interest on the Notes of such series on the stated date for payment thereof;

  (2)
  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

  (a)
  the Company has received from, or there has been published by, the Internal Revenue Service, or the "IRS," a ruling; or

  (b)
  since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such series of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of such series of Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such series of Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

  (7)
  the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

  (8)
  the Company shall have delivered to the Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder of such series of Notes is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

  (9)
  certain other customary conditions precedent are satisfied.

        Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes of such series not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes of any series when:

  (1)
  either:

  (a)
  all Notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed Notes of such series that have been replaced or paid and such Notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

  (b)
  all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption;

  (2)
  the Company has paid all other sums payable under the Indenture by the Company with respect to the Notes of such series; and

  (3)
  the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

        From time to time, the Company and the Trustee, without the consent of the Holders, may modify, amend or supplement the Indenture with respect to any series of Notes:

  (1)
  to cure any ambiguity, defect or inconsistency that does not adversely affect in any material respect the rights of any Holder of the Notes of such series under the Indenture;

  (2)
  to provide for uncertificated Notes of such series in addition to or in place of certificated Notes of such series or to alter the provisions of the terms of the Indenture;

  (3)
  to provide for the assumption of the Company's obligations to the Holders by a successor to the Company pursuant to the terms of the Indenture;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of the Notes of such series or that does not adversely affect in any material respect the rights of any Holder of the Notes of such series;

  (5)
  to conform the provisions of the Indenture to the "Description of the Notes" and "Description of Debt Securities" sections of this prospectus supplement and accompanying prospectus, respectively;

  (6)
  to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA;

  (7)
  to comply with the rules of any applicable depositary; or

  (8)
  to evidence and provide for the acceptance of appointment under the Indenture of a successor trustee.

        Other modifications, amendments and supplements of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes of the series affected thereby issued under the Indenture (including consents obtained in connection with a tender offer or exchange offer for the Notes of such series), except that, without the consent of each Holder of Notes of such series affected thereby, no amendment may:

  (1)
  reduce the amount of Notes of such series whose Holders must consent to an amendment;

  (2)
  reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes of such series;

  (3)
  reduce the principal of or change or have the effect of changing the fixed maturity of any Notes of such series or change the date on which any Notes of such series may be subject to redemption or reduce the redemption price therefor;

  (4)
  make any Notes of such series payable in money other than that stated in such Notes of such series;

  (5)
  make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes of such series to waive Defaults or Events of Default;

  (6)
  after the Company's obligation to purchase Notes of such series arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto; or

  (7)
  modify or change any provision of the Indenture or the related definitions affecting the seniority or ranking of the Notes of such series in a manner which adversely affects the Holders of Notes of such series.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed modification, amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed modification, amendment, supplement or waiver.

Notices

        Except as otherwise provided in the Indenture, notices to holders of Notes will be given by mail or by other electronic means to the addresses of the holders of the Notes as they appear in the Note register.

Governing Law

        The Indenture will provide that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

        The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

        Set forth below is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "2015 Revolving Credit Agreement" means the secured revolving credit agreement entered into by the Company on March 27, 2015 with JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC, as joint lead arrangers and joint bookrunners, as the same may be amended from time to time.

        "2016 Credit Agreement" means the amended and restated senior secured credit agreement entered into by the Company on June 23, 2016, as amended through the date hereof, with JPMorgan Chase Bank, N.A., as administrative agent, and J.P. Morgan Securities LLC, Barclays Bank PLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint bookrunners, as the same may be amended from time to time.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

        "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

        "Asset Acquisition" means: (1) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company; or (2) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by us or any of our Subsidiaries (including any sale and leaseback transaction) to any Person other than us or our wholly owned Subsidiaries of:

  (1)
  any Capital Stock of any of our Subsidiaries; or

  (2)
  any of our or our Subsidiaries' other property or assets other than sales of loan related assets made in the ordinary course of the Company's real estate lending business and other asset sales made in the ordinary course of the Company's business.

        "Below Investment Grade Rating Event" means with respect to any series of Notes, the Notes of such series are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Capital Stock" means:

  (1)
  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

  (2)
  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

        "Change of Control" means the occurrence of one or more of the following events:

  (1)
  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, or a "Group," together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);

  (2)
  the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

  (3)
  any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

  (4)
  the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, and includes, without limitation, all series and classes of such common stock.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

  (1)
  Consolidated Net Income; and

  (2)
  to the extent Consolidated Net Income has been reduced thereby:

  (a)
  all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses and direct impairment charges or the reversal of such charges on the Company's assets);

  (b)
  Consolidated Interest Expense; and

  (c)
  depreciation, depletion and amortization;

        all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters, or the "Four Quarter Period," ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available, or the "Transaction Date," to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

  (2)
  any asset sales or other dispositions or any asset originations, asset purchases, Investments and Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are originated or purchased, the Investments that are made and the assets that are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or asset origination, asset purchase, Investment or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  Consolidated Interest Expense; plus

  (2)
  the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under the Indenture, its Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

  (1)
  the aggregate of the interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

  (2)
  to the extent not already included in clause (1), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries before the payment of dividends on Preferred Stock for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

  (1)
  after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto (including gains and losses from the sale of corporate tenant lease assets);

  (2)
  after-tax items classified as extraordinary gains or losses and direct impairment charges or the reversal of such charges on the Company's assets;

  (3)
  the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise;

  (4)
  the net income or loss of any other Person, other than a Consolidated Subsidiary of the referent Person, except:

  (a)
  to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Subsidiary of the referent Person (other than a Subsidiary described in clause (3) above), by such other Person; or

  (b)
  that the referent Person's share of any net income or loss of such other Person under the equity method of accounting for Affiliates shall not be excluded;

  (5)
  any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature;

  (6)
  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued, but not including revenues, expenses, gains and losses relating to real estate properties sold or held for sale, even if they were classified as attributable to discontinued operations under the provisions of ASC 205-20); and

  (7)
  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

        "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, as of the end of the last completed fiscal quarter ending on or prior to the date of the transaction giving rise to the need to calculate Consolidated Net Worth determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person and interests in such Person's Consolidated Subsidiaries not owned, directly or indirectly, by such Person.

        "Consolidated Subsidiary" means, with respect to any Person, a Subsidiary of such Person, the financial statements of which are consolidated with the financial statements of such Person in accordance with GAAP.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Capital Stock" means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Existing Credit Agreements" means: (1) the 2015 Revolving Credit Agreement and (2) the 2016 Credit Agreement, in each case together with the related documents thereto (including, without limitation, any security documents) and in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "—Limitation on Incurrence of Additional Indebtedness" covenant above) or adding subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

        "Fitch" means Fitch Ratings.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States; provided, however, that (i) revenues, expenses, gains and losses that are included in results of discontinued operations because of the application of ASC 205-20 will be treated as revenues, expenses, gains and losses from continuing operations; and (ii) lease liabilities and associated expenses recorded by the Company pursuant to ASU 2016-02, Leases, shall not be treated as Indebtedness and shall not be included in Consolidated Interest Expense or Consolidated Fixed Charges, unless the lease liabilities would have been treated as capital lease obligations under GAAP as in effect prior to the adoption of ASU 2016-02, Leases (in which case such lease liabilities and associated expenses shall be treated as Capital Lease Obligations and included in Consolidated Interest Expense and Consolidated Fixed Charges under the Indenture).

        "Indebtedness" means with respect to any Person, without duplication:

  (1)
  all Obligations of such Person for borrowed money;

  (2)
  all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all Capitalized Lease Obligations of such Person;

  (4)
  all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

  (5)
  all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

  (6)
  guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

  (7)
  all Obligations of any other Person of the type referred to in clauses (1) through (6) above which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the Obligation so secured;

  (8)
  all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

  (9)
  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee), or corporate tenant lease to or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences or Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by us and our Subsidiaries on commercially reasonable terms in accordance with our or our Subsidiaries' normal trade practices, as the case may be.

        "Investment Grade Rating" means a rating equal to or higher than BBB– (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Moody's" means Moody's Investors Service, Inc.

        "Net Cash Proceeds," with respect to any issuance and sale of Capital Stock, means the cash proceeds of such issuance and sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance and sale and net of taxes paid or payable as a result thereof.

        "Non-Recourse Indebtedness" means any of our or any of our Subsidiaries' Indebtedness that is:

  (1)
  specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to the Company or any of its Subsidiaries (other than subject to such customary carve-out matters for which the Company or its Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company for GAAP purposes);

  (2)
  advanced to any of our Subsidiaries or group of our Subsidiaries formed for the sole purpose of acquiring or holding investment assets against, which a loan is obtained that is made without recourse to, and with no cross-collateralization against our or any of the Company's Subsidiaries' other assets (other than subject to such customary carve-out matters for which the Company or its Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

  (3)
  specifically advanced to finance the acquisition of real property and secured by only the real property to which such Indebtedness relates without recourse to the Company or any of its Subsidiaries (other than subject to such customary carve-out matters for which the Company or its Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company for GAAP purposes).

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Indebtedness" means, without duplication, each of the following:

  (1)
  Indebtedness under: (a) the Notes; (b) the Convertible Notes; (c) the Company's $375.0 million aggregate principal amount of 6.00% Senior Notes due 2022 issued on March 13, 2017, (d) the Company's $275.0 million aggregate principal amount of 6.50% Senior Notes due 2021 issued on March 23, 2016; (e) the Company's $770.0 million aggregate principal amount of 5.00% Senior Notes due 2019 issued on June 13, 2014; and (f) the Company's $100.0 million in unsecured floating rate trust preferred securities that were issued on September 14, 2005;

  (2)
  Indebtedness incurred pursuant to the Existing Credit Agreements in an aggregate principal amount at any time outstanding not to exceed the maximum aggregate amount available under the Existing Credit Agreements as in effect on the Issue Date reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder, in the case of any Existing Credit Agreement; provided, however, that upon the increase of the maximum aggregate amount available under the 2015 Revolving Credit Agreement from $250.0 million to not more than $300.0 million after the Issue Date, the maximum aggregate amount available under the 2015 Revolving Credit Agreement on the Issue Date shall be deemed to be $300.0 million for purposes of this clause (2);

  (3)
  other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

  (4)
  Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

  (5)
  Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (6)
  Indebtedness of a Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Subsidiary of the Company;

  (7)
  Indebtedness of the Company to a Wholly Owned Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Subsidiary of the Company, in each case subject to no Lien; provided that: (a) any Indebtedness of the Company to any Wholly Owned Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes; and (b) if as of any date any Person other than a Wholly Owned Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

  (8)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

  (9)
  Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self insurance or similar requirements in the ordinary course of business;

  (10)
  Refinancing Indebtedness; and

  (11)
  additional Indebtedness of the Company and its Subsidiaries in an aggregate principal amount (which amount may, but need not, be incurred in whole or in part under the Existing Credit

    Agreements) not to exceed the greater of (i) $250.0 million and (ii) 3.0% of Total Assets at any time outstanding.

        For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (11) above or is entitled to be incurred pursuant to the second paragraph of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitations on Incurrence of Additional Indebtedness" covenant.

        "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Qualified Equity Offering" means any private or public issuance and sale by us of our Capital Stock (other than Disqualified Capital Stock) for cash. Notwithstanding the foregoing, the term "Qualified Equity Offering" shall not include:

  (1)
  any issuance and sale registered on Form S-4 or Form S-8;

  (2)
  any issuance and sale to any of our Subsidiaries or to an employee stock ownership plan or to a trust established by us or any of our Subsidiaries for the benefit of our employees; or

  (3)
  any issuance of Capital Stock in connection with a transaction that constitutes a Change of Control.

        "Rating Agencies" means (1) each of Fitch, Moody's and S&P; and (2) if any of Fitch, Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" as such term is defined in Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody's or S&P, or all of them, as the case may be.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (9) or (11) of the definition of Permitted Indebtedness), in each case that does not:

  (1)
  result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

  (2)
  create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (i) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, and (ii) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

        "Secured Indebtedness" means any Indebtedness secured by a Lien upon the property of the Company or any of its Subsidiaries.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Significant Subsidiary," with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

        "Subsidiary," with respect to any Person, means:

  (1)
  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

  (2)
  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Total Assets" as of any date means the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Company, determined on a pro forma basis in a manner consistent with the pro forma adjustments contained in the definition of Consolidated Fixed Charge Coverage Ratio.

        "Total Unencumbered Assets" as of any date means the sum of:

  (1)
  those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

  (2)
  all other assets (but excluding intangibles and accounts receivable) of the Company and its subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP.

        "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the Company or any of its Subsidiaries plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in accordance with GAAP.

        "Unsecured Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries that is not Secured Indebtedness.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the then outstanding aggregate principal amount of such Indebtedness into; (2) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

BOOK-ENTRY; SETTLEMENT AND CLEARANCE

The Global Notes

        The Notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC's nominee).

        So long as DTC or its nominee is the registered owner of the global securities representing the Notes, DTC or such nominee will be considered the sole owner and holder of the Notes for all purposes of the Notes and the indenture. Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each Person owning a beneficial interest in a Note must rely on the procedures of DTC or its nominee and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, in order to exercise any rights of a holder of Notes.

        Unless and until we issue the Notes in fully certificated, registered form under the limited circumstances described below under the heading "—Certificated Notes":

  •
  you will not be entitled to receive a certificate representing your interest in the Notes;

  •
  all references in this prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  •
  all references in this prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Notes, for distribution to you in accordance with DTC procedures.

Book-entry Procedures for the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934, as amended.

        DTC holds securities that its participants, or "Direct Participants," deposit with DTC. DTC also facilitates the settlement among Direct Participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or "DTCC." DTCC, in turn, is owned by a number of Direct

Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or "Indirect Participants." The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

        Purchases of securities under the DTC system must be made by or through Direct Participants, who will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security, or "Beneficial Owner," is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book entry system for the securities is discontinued.

        To facilitate subsequent transfers, all securities deposited by Direct Participants with the trustee on behalf of DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        Principal and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or our agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, if a successor securities depository is not obtained, security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        We have no responsibility for the performance by DTC or its Participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated Notes; or

  •
  certain other events provided in the Indenture should occur.

 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

Taxation of Holders of the Notes

        The following discussion is a summary of certain U.S. federal income tax consequences expected to result from the purchase, ownership and disposition of the Notes by holders who acquire the Notes at original issuance for their issue price (the first price at which a substantial amount of the Notes of the applicable series are sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers) and who hold the Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the "Internal Revenue Code." This summary is based upon current provisions of the Internal Revenue Code, applicable Treasury regulations, judicial authority and administrative rulings and practice, any of which may be altered with retroactive effect thereby changing the U.S. federal income tax consequences discussed below. There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been or is expected to be sought.

        The U.S. federal income tax treatment of a holder of Notes may vary depending upon such holder's particular situation. Certain holders (including, but not limited to, banks, certain financial institutions, persons who mark-to-market the Notes, individuals, partnerships or other pass through entities, insurance companies, broker-dealers, U.S. expatriates, subchapter S corporations, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, regulated investment companies, tax exempt organizations, governmental organizations and persons holding the Notes as part of a "straddle," "hedge," "conversion transaction" or other integrated investment) may be subject to special rules not discussed below. This summary addresses only certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes, and does not address any tax consequences under state, local or foreign laws, or any tax consequences under the estate, 3.8% Medicare or alternative minimum tax provisions in the Internal Revenue Code.

        PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX LAWS OR TAX TREATIES.

        As used herein, the term "U.S. Holder" means a beneficial owner of Notes that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States,

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof,

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source, or

  •
  a trust, if both: (1) a court within the United States is able to exercise primary supervision over the administration of the trust; and (2) one or more United States persons have the authority to control all substantial decisions of the trust.

        As used herein, the term "Non-U.S. Holder" means a beneficial owner of Notes that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, estate or trust that is not a U.S. Holder.

        If a partnership, including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds the Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding the Notes should consult their tax advisor regarding the consequences of the purchase, ownership and disposition of the Notes.

        Holders of Notes should review the discussion regarding taxation of the Company in "Certain U.S. Federal Income Tax Consequences" of the accompanying prospectus.

U.S. Holders

Payments of Interest

        Interest payments on the Notes will constitute "qualified stated interest." Accordingly, interest on the Notes will be taxable to a U.S. Holder as ordinary income at the time it accrues or is received, in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

Sale, Retirement or Other Taxable Disposition

        In general, a U.S. Holder will recognize gain or loss upon the sale, retirement or other taxable disposition of a Note in an amount equal to the difference between:

  •
  the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued but unpaid interest, which generally will be taxable to a U.S. Holder as ordinary income to the extent not previously included in income), and

  •
  the U.S. Holder's adjusted tax basis in such Note.

        A U.S. Holder's adjusted tax basis in a Note generally will be equal to the price that such U.S. Holder paid for such Note, decreased by the amount of any payments, other than stated interest payments, received with respect to such Note. Any gain or loss recognized on the taxable disposition of a Note will be capital gain or loss. If, at the time of sale, retirement or other taxable disposition of the Note, a U.S. Holder is treated as holding the Note for more than one year, this capital gain or loss will be long-term capital gain or loss. In the case of certain non-corporate U.S. Holders (including individuals), long-term capital gain generally will be eligible for reduced rates of taxation. A U.S. Holder's ability to deduct capital losses may be limited.

Non-U.S. Holders

Payments of Interest

        Subject to the discussion on backup withholding and "FATCA" below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on payments of interest on a Note pursuant to the "portfolio interest exemption," if such payments are not effectively connected with the conduct by such Non-U.S. Holder of a U.S. trade or business and such Non-U.S. Holder (i) does not own directly, or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code, (ii) is not a controlled foreign corporation related to us (actually or constructively) though stock ownership, and (iii) is not a bank as to which the interest represents interest received on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code. If the portfolio interest exemption does not apply, then, subject to the discussion on effectively connected income below, interest payments on the Notes will be subject to a 30% withholding tax (unless reduced or eliminated by an applicable tax treaty). To qualify for the portfolio interest exemption (or the elimination or reduction of the applicable withholding tax under a treaty), the last United States payor in the chain of payment prior to payment to a Non-U.S. Holder, or the "Withholding Agent," must have received, before payment, a statement that:

  •
  is signed by the Non-U.S. Holder under penalties of perjury,

  •
  certifies that the Non-U.S. Holder is not a U.S. Holder, and

  •
  provides the name and address of the Non-U.S. Holder.

        The statement may be made on an IRS Form W-8BEN or W-8BEN-E (or substantially similar form), and the Non-U.S. Holder must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the beneficial owner of the Note must provide the above statement to such organization or institution and the organization or institution must provide to the Withholding Agent a certificate stating that such organization or institution has been provided with a valid IRS Form W-8BEN or W-8BEN-E (or substantially similar form).

Sale, Retirement or Other Taxable Disposition

        Subject to the discussion on backup withholding and "FATCA" below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any amount which constitutes gain upon the sale, retirement or other disposition of a Note, unless (i) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder and, if required by an applicable income tax treaty the benefits of which the Non-U.S. Holder is eligible for, is attributable to a U.S. permanent establishment, or (ii) in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met. Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

Effectively Connected Income

        If interest and other payments received by a Non-U.S. Holder with respect to the Notes (including proceeds from a sale, retirement or other disposition of the Notes) are effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, and, if required by an applicable income tax treaty the benefits of which the Non-U.S. Holder is eligible for, are attributable to a U.S. permanent establishment, then although the Non-U.S. Holder will be exempt from the 30% withholding tax discussed above (provided that such Non-U.S. Holder delivers a properly executed IRS Form W-8ECI stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States), such Non-U.S. Holder will generally be subject to the rules described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. Holder, if such Non-U.S. Holder is a corporation, may also be subject to the "branch profits tax" equal to 30% (or a lesser rate as may be specified under an applicable income tax treaty if the Non-U.S. Holder is eligible for the benefits of such treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a U.S. trade or business.

Backup Withholding

        Certain non-corporate U.S. Holders may be subject to backup withholding on payments of principal and interest on, and the proceeds of the disposition of, the Notes, if the U.S. Holder:

  •
  fails to furnish on a properly completed IRS Form W-9 (or substantially similar form) its taxpayer identification number, or "TIN," which, for an individual, would be his or her Social Security number,

  •
  furnishes an incorrect TIN,

  •
  is notified by the IRS that it has failed to report payments of interest or dividends, or

  •
  under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments.

        In addition, such payments of principal, interest and disposition proceeds to non-corporate U.S. Holders will generally be subject to information reporting. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

        Information reporting generally will apply to any interest on the Notes paid to Non-U.S. Holders and the amount of tax, if any, withheld with respect to such interest payments. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

        Backup withholding and other information reporting generally will not apply to payments of interest made to a Non-U.S. Holder who provides a properly completed applicable IRS Form W-8 (or substantially similar form) or otherwise establishes an exemption from backup withholding and additional information reporting. Payments of principal or the proceeds of a disposition of the Notes by or through a United States office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. Holder certifies its status as a Non-U.S. Holder under penalties of perjury (and certain other conditions are met) or otherwise establishes an exemption. Payments of principal or the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign broker with certain relationships to the United States generally will be subject to information reporting, but not backup withholding, unless the broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Legislation Relating to Foreign Accounts

        Withholding taxes may be imposed on U.S. source payments made to "foreign financial institutions" and certain other non-U.S. entities and, beginning after December 31, 2018, on certain disposition proceeds of U.S. securities under the Foreign Account Tax Compliance Act, or "FATCA." Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of interest and the disposition of Notes. A 30% withholding tax may be imposed on interest on, and, beginning after December 31, 2018, gross proceeds from the sale or other disposition of, our Notes paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (i) enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions or account holders whose actions prevent it from complying with these reporting and other requirements, or (ii) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding FATCA.

UNDERWRITING

        J.P. Morgan Securities LLC is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriters	Principal Amount of the 2020 Notes	Principal Amount of the 2022 Notes
J.P. Morgan Securities LLC	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Morgan Stanley & Co. LLC

Total	$	$

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representative has advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price, concession or any other term of the offering may be changed. The underwriters may offer and sell Notes through certain of their affiliates.

        The expenses of the offering, not including the underwriting discount, are estimated at $2.2 million and are payable by us.

New Issue of Notes

        The Notes are new issues of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

        We have agreed that, until midnight, New York City time, on the closing date of this offering, we will not, without first obtaining the prior written consent of J.P. Morgan Securities LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

        In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        Certain of the underwriters and/or their affiliates may act as lenders, agents, arrangers and/or bookrunners under the 2016 Credit Agreement and the 2015 Revolving Credit Agreement. Some of the underwriters and their affiliates have engaged in, are in engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters and/or their affiliates may hold a portion of our 4.00% Senior Notes due November 2017, our 7.125% Senior Notes due February 2018, our 4.875% Senior Notes due July 2018, our 7.88% Series E Preferred Stock and/or our 7.8% Series F Preferred Stock. If such underwriters and/or their affiliates hold such securities, they may receive a portion of the proceeds from this offering to the extent such proceeds are used in the repayment in full of such securities.

        If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates may hedge, and certain other of those underwriters or their affiliates are likely to hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

        It is expected that delivery of the Notes will be made against payment therefor on or about September     , 2017, which is the fourth business day following the date hereof. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day preceding the delivery date of the Notes will be required to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to the delivery date of the Notes should consult their own advisors.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or "Relevant Member State," with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or "Relevant Implementation Date," no offer of Notes which are the subject of the offering contemplated by this prospectus supplement may be made to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Company for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression "an offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

        This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or "DFSA." This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

 LEGAL MATTERS

        The validity of the Notes offered by this prospectus supplement will be passed upon for us by Clifford Chance US LLP, New York, New York. Clifford Chance US LLP will rely upon the opinion of Venable LLP with respect to certain matters of Maryland law. The validity of the Notes offered by this prospectus supplement will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference to iStar Inc.'s Current Report on Form 8-K dated September 5, 2017 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of iStar Inc. for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
and
Warrants

        We may from time to time offer our common stock, preferred stock (which we may issue in one or more series), depositary shares representing shares of preferred stock, debt securities (which we may issue in one or more series) or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or directly to purchasers.

        We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet which will precede the prospectus supplement.

        In each prospectus supplement we will include the following information:

  •
  The names of the underwriters or agents, if any, through which we will sell the securities.

  •
  The proposed amount of securities, if any, which the underwriters will purchase.

  •
  The compensation, if any, of those underwriters or agents.

  •
  The initial public offering price of the securities.

  •
  Information about securities exchanges, electronic communications networks or automated quotation systems on which the securities will be listed or traded.

  •
  Any other material information about the offering and sale of the securities.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        An investment in these securities entails certain material risks and uncertainties that should be considered. See "Risk Factors" in Part I, Item 1a of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and any subsequent report incorporated in this prospectus by reference.

The date of this prospectus is September 5, 2017

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares representing shares of preferred stock, debt securities or warrants entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Incorporation of Certain Documents By Reference."

        In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms "Company," "we," "us" and "our" to refer to iStar Inc., a Maryland corporation, together with its consolidated subsidiaries.

 FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are included with respect to, among other things, our current business plan, business strategy, portfolio management and liquidity. These forward-looking statements generally are identified by the words "believe," "project," expect," "anticipate," "estimate," "intend," strategy," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result" and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results or outcomes to differ materially from those contained in the forward-looking statements.

        Important factors that we believe might cause such differences are discussed in the section entitled, "Risk Factors" in Part I, Item 1a of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and any subsequent report incorporated in this registration statement by reference, or otherwise accompany the forward-looking statements contained in this prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In assessing all forward-looking statements, you are urged to read carefully all cautionary statements, together with the other risks described from time to time in our reports and documents filed with the Securities and Exchange Commission, or the SEC, and you should not place undue reliance on those statements.

 iSTAR INC.

        iStar Inc., doing business as "iStar," finances, invests in and develops real estate and real estate related projects as part of its fully-integrated investment platform. We have invested more than $35 billion over the past two decades and are structured so as to qualify as a real estate investment trust for U.S. federal income tax purposes (a "REIT") with a diversified portfolio focused on larger assets located in major metropolitan markets. Our primary business segments are real estate finance, net lease, operating properties and land and development

        Our principal executive offices are located at 1114 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 930-9400. Our website is www.istar.com. The information on our website is not considered part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges and combined fixed charges and preferred stock dividends for the periods indicated.

	For the Six Months Ended June 30,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
($ in thousands)
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	1.34x	—	—	—	—	—
Ratio of earnings to fixed charges(1)	1.67x	—	—	—	—	—

(1)
This ratio of earnings to fixed charges is calculated in accordance with SEC Regulation S-K Item 503. For the years ended December 31, 2016, 2015, 2014, 2013 and 2012, earnings were not sufficient to cover fixed charges by $67,696, $114,902, $103,070, $249,982 and $307,314, respectively, and earnings were not sufficient to cover fixed charges and preferred dividends by $119,296, $166,222, $154,390, $299,002 and $349,634, respectively. The Company's unsecured debt securities have a fixed charge coverage covenant which is calculated differently in accordance with the terms of the agreements governing such securities.

 USE OF PROCEEDS

        Except as may be set forth in a particular prospectus supplement, we will add the net proceeds from sales of securities to our general corporate funds, which we may use to repay indebtedness, for new investments, or for other general corporate purposes.

 DESCRIPTION OF DEBT SECURITIES

        We intend to issue the debt securities under an indenture dated as of February 5, 2001 with US Bank Trust National Association, as trustee, which we may supplement from time to time. The following paragraphs describe the provisions of the indenture. The indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and you may inspect it at the office of the trustee. If we issue the debt securities under a different indenture, we will file it and incorporate it by reference into the registration statement and describe it in a prospectus supplement.

General

        The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities and may be either secured or unsecured. The indenture does not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be a prospectus supplement relating to each particular series of debt securities. Each prospectus supplement will describe:

  •
  The title of the debt securities and whether the debt securities are senior or subordinated debt securities;

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  Any limit upon the aggregate principal amount of a series of debt securities which we may issue;

  •
  The date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

  •
  The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

  •
  The currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

  •
  The place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

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  Any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

  •
  The right, if any, of holders of the debt securities to convert them into common stock or other securities, including any provisions intended to prevent dilution as a result of the conversion rights;

  •
  Any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

  •
  Any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

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  The percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

  •
  Any special or modified events of default or covenants with respect to the debt securities;

  •
  Any security or collateral provisions; and

  •
  Any other material terms of the debt securities.

        The indenture does not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to a particular series of debt securities may contain provisions of that type.

        We may issue debt securities at a discount from their stated principal amount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

        If the principal of, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

        We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

        We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

        An event of default with respect to each series of debt securities will include:

  •
  Our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

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  Our default for 30 days or a period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

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  Our default for 60 days or a period specified in a supplemental indenture, which may be no period after notice in the observance or performance of any other covenants in the indenture; and

  •
  Certain events involving our bankruptcy, insolvency or reorganization.

        A supplemental indenture relating to a particular series of debt securities may modify these events of default or include other events of default.

        The indenture provides that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

        The indenture provides that if any event of default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the applicable series of debt securities.

        The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

        A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture

        We and the trustee may:

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  Without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities;

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  With the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under the indenture, modify the indenture or the rights of the holders of the debt securities generally; and

  •
  With the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

        However, we may not:

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  Extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any of our other securities, without the consent of each holder of debt securities who will be affected; or

  •
  Reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

        We may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless: (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture; and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default, with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

Governing Law

        The indenture, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of New York.

 DESCRIPTION OF WARRANTS

        Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. We will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

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  The securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, debt securities, depositary shares or units consisting of two or more of those types of securities);

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  The exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);

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  The period during which the warrants may be exercised;

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  Any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;

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  The place or places where warrants can be presented for exercise or for registration of transfer or exchange; and

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  Any other material terms of the warrants.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value and 30,000,000 shares of preferred stock, $0.001 par value, of which 4,000,000 shares are initially classified as 8.00% Series D Cumulative Redeemable Preferred Stock, $0.001 par value, or Series D preferred stock, 5,600,000 shares initially classified as 7.875% Series E Cumulative Redeemable Preferred Stock, $0.001 par value, 4,000,000 shares are initially classified as 7.80% Series F Cumulative Redeemable Preferred Stock, $0.001 par value, 3,200,000 shares are initially classified as 7.65% Series G Cumulative Redeemable Preferred Stock, $0.001 par value, 5,000,000 shares are initially classified as 7.50% Series I Cumulative Redeemable Preferred Stock, $0.001 par value, and 4,000,000 shares are initially classified 4.50% Series J Cumulative Convertible Perpetual Preferred Stock, $0.001 par value.

Common Stock

        Holders of common stock unclassified as to series will be entitled to receive distributions on common stock if, as and when our board of directors authorizes, and we declare, distributions. However, rights to distributions may be subordinated to the rights of holders of preferred stock, when preferred stock is issued and outstanding. In the event of our liquidation, dissolution or winding up, each outstanding share of common stock unclassified as to series will entitle its holder to a proportionate share of the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders.

        Holders of common stock unclassified as to series are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Series D preferred stock are entitled to 0.25 of a vote for each share on all matters submitted to a stockholder vote. They will vote with the common stock as a single class. There is no cumulative voting in the election of directors.

        Holders of shares of common stock generally have no preference, conversion, sinking fund, redemption, appraisal or exchange rights or any preemptive rights to subscribe for any of our securities. All shares of common stock unclassified as to series have equal dividend, distribution, liquidation and other rights.

Certain Provisions of our Charter and Maryland Law

        We may be dissolved if our board of directors, by resolution adopted by a majority of our entire board of directors, declares the dissolution advisable and directs that the proposed dissolution be submitted for consideration at either an annual or special meeting of stockholders. Dissolution will occur once it is approved by the affirmative vote of holders of shares of stock entitled to cast a majority of all the votes entitled to be cast on the matter.

        Our charter grants our board of directors the power to authorize the issuance of additional authorized but unissued shares of common stock and preferred stock. Our board of directors may also classify or reclassify unissued shares of common stock or preferred stock and authorize their issuance.

        Our charter also provides that, to the extent permitted by the Maryland General Corporate Law, our board of directors may, without any action by the stockholders, amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

        We believe that these powers of our board of directors provide increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Although our board of directors does not intend to do so at the present time, it could authorize the issuance of a class or series that could delay, defer or prevent a change of control or other transaction that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Restrictions on Ownership and Transfer

        To maintain our REIT qualification under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, no group of five or fewer individuals can own, actually or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year, which we refer to as the 5/50 Test. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (determined without reference to any rules of attribution). To assist us in meeting these tests, our charter provides that no person other than persons who were our stockholders as of November 3, 1999 or persons exempted by our board of directors may beneficially or constructively own more than 9.8% of our capital stock, by value or number of shares, whichever is more restrictive; these provisions constitute the Ownership Limit.

        Each person who is a beneficial or constructive owner of shares of stock and each person, including the stockholder of record, who is holding shares of stock for a beneficial or constructive owner must provide us in writing any information with respect to direct, indirect and constructive ownership of shares of stock as our board of directors deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to determine our qualification as a REIT, and to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

        Any issuance or transfer of shares of our stock that would result in (1) us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, (2) our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution, or (3) us otherwise failing to qualify as a REIT, shall be void and the intended transferee shall acquire no rights in such shares of our stock. Shares of our stock issued or transferred that would cause any stockholder to own more than the Ownership Limit or cause us to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, which stockholder we refer to as a Prohibited Owner will be automatically transferred, without action by the Prohibited Owner, to a trust for the exclusive benefit of one or more charitable beneficiaries that we select, and the Prohibited Owner will not acquire any rights in the shares of such stock. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of the transfer causing a violation. If the transfer to the trust would not be effective for any reason to prevent a stockholder from owning more than the Ownership Limit or cause us to be "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, then the transfer of that number of shares necessary to cause such ownership or failure will be void and the intended transferee shall acquire no rights in such shares of our stock. The trustee of the trust shall be appointed by us and must be independent of us and the Prohibited Owner. The Prohibited Owner shall have no right to receive dividends or other distributions with respect to, or be entitled to vote, any stock held in the trust. Any dividend or other distribution paid prior to the discovery by us that excess stock has been transferred to the trust must be paid by the recipient of the dividend or other distribution to the trustee for the benefit of the charitable beneficiaries, and any dividend or other distribution authorized but unpaid shall be paid when due to the trust for the benefit of the charitable beneficiaries. The trust shall have all dividend and voting rights with respect to the shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution so paid to the trust shall be held in trust for the charitable beneficiary.

        Within 60 days after the latest of (i) the date of the transfer which resulted in the transfer to the charitable trust and (ii) the date our board of directors determines in good faith that a transfer resulting in the transfer to the charitable trust has occurred, the trustee will sell the stock held in the trust to a person whose ownership of the shares will not violate the ownership limitations set forth in our charter. Upon such sale, any interest of the charitable beneficiary in the stock sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the charitable beneficiary as follows. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the excess stock (or if no value was given for such shares held by the charitable trust, the Market Price (as defined in our charter) on the day of the event causing the shares to be held by the trust, and (b) the price received by the trustee from the sale or other disposition of the stock held in the trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid to the charitable beneficiary. Shares of our stock held by the charitable trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such shares held by the trust (or, in the case of a devise, gift or other transaction in which no value was given for such shares held by the trust, the Market Price at the time of such devise, gift or other transaction) and (ii) the Market Price of the shares of our stock to which such shares held by the trust relates on the date we, or our designee, accepts such offer. We shall have the right to accept such offer until the trustee has sold the shares of our stock held in the charitable trust. Upon such a sale, the interest of the charitable beneficiary in the shares of stock sold shall terminate and the trustee shall distribute the net proceeds of the sale to the purported record transferee of such shares. If any of the foregoing restrictions on transfer of our shares held by the trust are determined to be void or invalid, then the purported record transferee of such shares may be deemed, at our option, to have acted as our agent in acquiring such shares and to hold such shares on our behalf.

        These restrictions on ownership and transfer will not apply to our stock if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

        These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for shares of our stock or otherwise be in the best interest of our stockholders.

Preferred Stock

        We may issue preferred stock in series with any rights and preferences which may be authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock. Each prospectus supplement will describe, as to the preferred stock to which it relates:

  •
  The title of the series;

  •
  Any limit upon the number of shares of the series which may be issued;

  •
  The preference, if any, to which holders of the series will be entitled upon our liquidation;

  •
  The date or dates on which we will be required or permitted to redeem shares of the series;

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  The terms, if any, on which we or holders of the series will have the option to cause shares of the series to be redeemed;

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  The voting rights of the holders of the preferred stock;

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  The dividends, if any, which will be payable with regard to the series (which may be fixed dividends or participating dividends and may be cumulative or non-cumulative);

  •
  The right, if any, of holders of the series to convert them into another class or series of our stock or securities, including provisions intended to prevent dilution of those conversion rights;

  •
  Any provisions by which we will be required or permitted to make payments to a sinking fund which will be used to redeem shares of the series or a purchase fund which will be used to purchase shares of the series; and

  •
  Any other material terms of the series.

        Holders of shares of preferred stock will not have preemptive rights.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.

 DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary receipts representing interests in fractional shares of a particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

        While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

        Dividends and Other Distributions.    Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

        Withdrawal of Preferred Stock.    A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock and any money or other property to which the depositary shares relate.

        Redemption of Depositary Shares.    Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

        Voting.    Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

        Liquidation Preference.    Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

        Conversion.    If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

        Amendment and Termination of a Deposit Agreement.    We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

  •
  All outstanding depositary shares to which it relates have been redeemed or converted; or

  •
  The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

        Miscellaneous.    There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to "we," "our," "us" or "our company" mean only iStar Inc., and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the Internal Revenue Service, or the IRS, (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. Except to the extent described below, no advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of our subsidiaries and other lower-tier and affiliated entities, will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

  •
  U.S. expatriates;

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  persons who mark-to-market our common stock;

  •
  subchapter S corporations;

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  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

  •
  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies, or RICs;

  •
  trusts and estates;

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  holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

  •
  persons holding their interest through a partnership or similar pass-through entity;

  •
  persons holding a 10% or more (by vote or value) beneficial interest in us;

        and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  Non-U.S. stockholders (as defined below).

        This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment. This summary does not discuss the impact that U.S.

state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary.

        THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

  Taxation of iStar—General

        We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1998. We believe that we have been organized and have operated in a manner which has allowed us to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to be organized and to operate in this manner. Our qualification and taxation as a REIT, however, depend upon our ability to meet, on a continuing basis, through actual annual operating results, asset requirements, distribution levels, diversity of stock ownership, and the various other requirements imposed under the Internal Revenue Code. Accordingly, there can be no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        In the opinion of Clifford Chance US LLP, commencing with our taxable year ended December 31, 2013, we have been organized and operated in conformity with the requirements for qualification as a REIT, and our present and proposed method of operation, as represented by us, will enable us to continue to meet the requirements for qualification as a REIT under the Internal Revenue Code. It must be emphasized that this opinion is based and conditioned upon various assumptions and representations made by us as to factual matters (including representations concerning our organization, the nature and value of our assets, the types of income we earn in each taxable year and the past, present, and future conduct of our business operations), assumes that such assumptions and representations are accurate and complete, and assumes that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus and that we will take no action that could adversely affect our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in commercial mortgage loan securitizations or investments in other REITs, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. In particular, in rendering its opinion Clifford Chance US LLP has relied on and assumed the accuracy of opinions of Morris, Manning & Martin, LLP and Hogan Lovells US LLP regarding the qualification of Landmark Apartment Trust of America, Inc., a REIT in which we had invested, as a REIT under the Internal Revenue Code. The opinion of Clifford Chance US LLP is expressed as of the date of this prospectus and Clifford Chance US LLP has no obligation to advise of any subsequent change in the matters stated, represented or assumed, or any subsequent change in the applicable law. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, asset requirements, distribution levels and diversity of stock ownership and the various other requirements imposed under the Internal Revenue Code as discussed below, the results of which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT will depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which include entities that have made elections to be taxed as REITs, the qualification of which has not been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operation for any one taxable year will satisfy such requirements. See "—Failure to Qualify." Clifford Chance US LLP's opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification. An opinion of counsel is not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion.

        The sections of the Internal Revenue Code that relate to the qualification and taxation of REITs are highly technical and complex. The following describes the material aspects of the sections of the Internal Revenue Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code.

        Provided we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that generally results from an investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when such income is distributed. Non-corporate U.S. stockholders are generally taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, ordinary dividends received by non-corporate U.S. stockholders from us or other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which are as high as 39.6%. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITS. See "—Taxation of Taxable U.S. Stockholders."

        Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

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  We will be required to pay tax at regular corporate rates on any undistributed income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, if any.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, as described below, such income will be subject to a 100% tax. See "—Prohibited Transactions" below.

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  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as "foreclosure property," we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%). See "—Foreclosure Property" below.

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  If we fail to satisfy the 75% or 95% gross income tests, as described below, but have, nevertheless, maintained our qualification as a REIT because we meet certain other requirements, we will be subject to a tax equal to 100% of the gross income attributable to the greater of either (a) the amount by which we fail the 75% gross income test for the taxable year or (b) the amount by which we fail the 95% gross income test for the taxable year, as the case may be, multiplied by a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount, as described more fully below, but our failure is due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the product of the highest corporate tax rate (currently 35%) and the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in "—Requirements for Qualification as a REIT."

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  We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits, or REMICs, and certain taxable mortgage pools to the extent our shares are held in record name by specified tax-exempt organizations not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. For a discussion of "excess inclusion income," see"—Effect of Subsidiary Entities—Taxable Mortgage Pools" and "—Excess Inclusion Income" below.

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  If we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the required distribution, we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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  If we acquire an asset from a corporation which is or has been a C corporation (which generally includes a corporation that is not a REIT, a RIC or an S corporation) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset within the five-year period beginning on the date on which we acquired the asset, then we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent the fair market value of the asset exceeds our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that no election will be made under Treasury regulation Section 1.337(d)-7 for the C corporation to be subject to an immediate tax when the asset is acquired.

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  We will be subject to a 100% tax on any "redetermined rents," "redetermined TRS service income," "redetermined deductions" or "excess interest" that are directly or constructively paid between us, our tenants and/or any "taxable REIT subsidiary" of our company if and to the extent that the IRS successfully adjusts the reported amounts of these items. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of our company to any of our tenants. Redetermined TRS service income is the gross income of our taxable REIT subsidiary attributable to services rendered to us or on our behalf (less deductions properly allocable thereto) to the extent such income (less such deduction) is increased by the IRS to an amount that would reflect the amount of such income based on an arm's length negotiation with an unrelated party. Redetermined deductions and excess interest represent amounts that are deducted by our taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations.

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  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

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  To the extent we have subsidiaries or own interests in other lower-tier entities that are taxable C corporations, including various taxable REIT subsidiaries, the earnings of such entities will be subject to U.S. federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

  Requirements for Qualification as a REIT

  General

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

          (1)   that is managed by one or more trustees or directors;

          (2)   that issues transferable shares or transferable certificates to its beneficial owners;

          (3)   that would be taxable as a domestic corporation, but for its election to be taxed as a REIT;

          (4)   that is not a financial institution or an insurance company under the Internal Revenue Code;

          (5)   the beneficial ownership of which is held by 100 or more persons;

          (6)   not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of each taxable year (the "5/50 test");

          (7)   that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

          (8)   that uses a calendar year for U.S. federal income tax purposes;

          (9)   that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

          (10) that meets other tests, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification, described below, including with respect to the nature of its income and assets, and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT.

        We believe that we currently satisfy conditions (1) through (10) above. In addition, our charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, our qualification as a REIT would terminate.

        To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with the stockholder's return disclosing the actual ownership of the shares and other information.

        For purposes of condition (8), we have and will continue to have a calendar taxable year.

  Effect of Subsidiary Entities

  Ownership of a Partnership Interest

        In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interests in the partnership for purposes of the REIT asset and gross income tests described below. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. For purposes of the 10% value test only, however, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding certain securities described in the Internal Revenue Code. Thus, our proportionate share of the assets and income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT asset and gross income requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in "—Tax Aspects of Investments in Partnerships."

  Disregarded Subsidiaries

        If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is wholly-owned by a REIT, by other disregarded subsidiaries of the REIT or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT and that have not elected to be taxed as corporations for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "—Income Tests" and "—Asset Tests."

  Ownership of Subsidiary REITs

        We own an interest in several REITs, including Safety, Income and Growth, Inc., Oakton Net Lease I REIT, CWD Net Lease I REIT, BW Bowling Net Lease I REIT, DT Net Lease I REIT, Shawan Net Lease I REIT, Harbor Bay Net Lease I REIT, WG Net Lease I REIT and BF Net Lease I REIT, and we may acquire interests in other REITs in the future. We believe that the REITs in which we have invested are organized and have operated and will continue to operate in a manner to permit each such REIT to qualify for taxation as a REIT for U.S. federal income tax purposes from and after the effective date of their respective REIT elections. However, if any REIT in which we invest fails to qualify as a REIT, then (i) the relevant REIT would become a taxable corporation subject to regular U.S. corporate income tax, as described herein (see—"Failure to Qualify" below), and (ii) our equity interest in such REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test and the 10% asset tests generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and taxable REIT subsidiaries. See "—Asset Tests" below. If one or more of such REITs were to fail to qualify as a REIT, it is likely that we would not meet the 10% asset test, with respect to our interest in such entity, and possibly the 5% or 75% asset test, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions.

  Taxable REIT Subsidiaries

        A "taxable REIT subsidiary" is a corporation which, together with a REIT that owns an interest in such corporation, makes an election to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a taxable REIT subsidiary would generally be subject to U.S. federal corporate income tax and any applicable state and local taxes on its earnings, which may reduce the cash flow generated by it or its subsidiaries in the aggregate and its ability to make distributions to stockholders. A REIT may own up to 100% of the stock of a taxable REIT subsidiary. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset tests calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of taxable REIT subsidiaries in determining the parent REIT's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

        We hold a significant amount of assets in one or more taxable REIT subsidiaries, including assets that we have acquired through foreclosure, assets that may be treated as dealer property, and other assets that could adversely affect our ability to qualify as a REIT if held directly by us. However, we are subject to the limitation that securities of taxable REIT subsidiaries may not represent more than 25% (20% for our taxable years beginning after December 31, 2017) of our total assets. The values of some of our assets, including assets that we hold through taxable REIT subsidiaries may not be precisely determined, and values are subject to change in the future. Accordingly, there can be no assurance that we have met or will be able to continue to comply with the 25% (or 20% for our taxable years beginning after December 31, 2017) limitation. If dividends are paid to us by one or more of our taxable REIT subsidiaries, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates (generally, a maximum of 20%) rather than at ordinary income rates.

        The 25% limitation (or 20% for our taxable years beginning after December 31, 2017) on the value of securities of taxable REIT subsidiaries that we hold limits the extent to which we can conduct activities through a taxable REIT subsidiary or expand the activities that we conduct through a taxable REIT subsidiary. In addition, we may from time to time need to make distributions from a taxable REIT subsidiary in order to keep the value of our securities of taxable REIT subsidiaries below 25% (or 20% for our taxable years beginning after December 31, 2017) of our total assets. However, taxable REIT subsidiary dividends will generally not constitute qualifying income for purposes of the 75% gross income test. See "—Income Tests." While we will monitor our compliance with both this income test and the limitation on the percentage of our assets represented by taxable REIT subsidiary securities, and intend to conduct our affairs so as to comply with both, the two may at times be in conflict with one another. It is possible that we may wish to distribute a dividend from a taxable REIT subsidiary in order to reduce the value of our securities of taxable REIT subsidiaries below 25% (or 20% for our taxable years beginning after December 31, 2017) of our assets, but be unable to do so without violating the 75% gross income test. Although there are other measures we can take in such circumstances in order to remain in compliance with the requirements for REIT qualification, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

        Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if a taxable REIT subsidiary has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the taxable REIT subsidiary's adjusted taxable income for that year (although the taxable REIT subsidiary may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if a taxable REIT subsidiary pays interest, rent or another amount to a REIT that exceeds the amount that would be paid to an unrelated party in an arm's length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We cannot assure you that we will be successful in avoiding this excise tax. Finally, a taxable REIT subsidiary's ability to derive income from lodging and health care related properties is subject to certain limitations under the Internal Revenue Code.

  Taxable Mortgage Pools

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

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  substantially all of its assets consist of debt obligations or interests in debt obligations;

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  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

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  the entity has issued debt obligations that have two or more maturities; and

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  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a taxable mortgage pool. We may enter into financing and securitization arrangements that give rise to taxable mortgage pools.

        A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as separate entities for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT's stockholders. See "—Excess Inclusion Income."

        If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary in which we own some, but less than all, of the ownership interests that would become a taxable mortgage pool, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

  Income Tests

        We must meet two annual gross income requirements to qualify as a REIT. First, each year we must derive at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from and gain from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than income or gain with respect to debt instruments issued by public REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, each year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, from investments meeting the 75% gross income test described above, as well as from dividends, interest and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

  Interest Income

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by the real property for purposes of these rules. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        In the event that we invest in a mortgage loan that is secured by both real property and other property, we are required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest "principal amount" of the loan during the year. The IRS has issued Revenue Procedure 2014-51 addressing a REIT's investment in distressed debt (the "Distressed Debt Revenue Procedure"). The Distressed Debt Revenue Procedure interprets the "principal amount" of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat gain attributable to any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest. Any mortgage loan that we invest in that is not fully secured by real property will therefore be subject to the interest apportionment rules and the position taken in the Distressed Debt Revenue Procedure, as described above. As described above, for the purposes of these rules a loan that is secured by both real property and personal property is treated as secured solely by the real property if the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan.

        In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a "significant modification" under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to reapportion the interest income to the real property security based on the value of the real property at the time of the modification, which may have reduced considerably. In the Distressed Debt Revenue Procedure, the IRS provided a safe harbor under which a REIT is not required to reapportion the interest income on a mortgage loan upon a modification of the loan if the modification was occasioned by a default or would present a substantially reduced risk of default, and certain other requirements are met. The Distressed Debt Revenue Procedure may therefore allow us to modify our distressed debt investments without adversely affecting the qualification of interest income from such debt investments for purposes of the 75% gross income test. However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in the Distressed Debt Revenue Procedure, which could adversely affect our ability to satisfy the 75% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

        To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

        Any amount includable in gross income by us with respect to a regular or residual interest in a REMIC is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a REMIC consist of real estate assets, we will be treated as receiving directly our proportionate share of the income of the REMIC, which would generally include non-qualifying income for purposes of the 75% gross income test.

        We have and may continue to invest in mezzanine loans, which are loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. To the extent that such mezzanine loans do not qualify as real estate assets, the interest from the loans will be qualifying income for purposes of the 95% gross income test, but will not be qualifying income for purposes of the 75% gross income test. We treat certain mezzanine loans that do not meet all of the requirements for reliance on this safe harbor as real estate assets giving rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise not adversely affecting our qualification as a REIT. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test. If such a challenge were to cause us to fail the REIT asset tests described below or the 75% gross income test, we could be required to pay a penalty tax or fail to qualify as a REIT.

        In addition, there is limited case law and administrative guidance addressing whether certain preferred equity investments or mezzanine loans will be treated as equity or debt for U.S. federal income tax purposes. We treat our mezzanine loans and, in certain cases may treat a preferred equity investment as debt for U.S. federal income tax purposes and as qualified mezzanine loans. No assurance can be given that the IRS will not successfully challenge the treatment of such investments as debt and as qualifying real estate assets. If one of such mezzanine loan or preferred equity investment was treated as equity for U.S. federal income tax purposes, we would be treated as owning a proportionate share of the assets and earning a proportionate share of the gross income of the pass-through entity that issued the relevant interest, which, depending on the assets and income of such entity, could potentially adversely impact our ability to maintain our qualification as a REIT or potentially subject us to an income or penalty tax.

        We also hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

  Rents from Real Property

        Lease income we receive will qualify as "rents from real property" only if the following conditions are met:

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  The amount of lease income is not based in whole or in part on the income or profits of any person. "Rents from real property" may, however, include lease income based on a fixed percentage of receipts or sales. Some of the leases we have entered into provide for participation or similar rights in the net cash flow of the lessee in the excess of a threshold amount. Any amount received or accrued that is attributable to any such participation or similar rights would cause all rents received or accrued by us with respect to such lease to fail to qualify as "rents from real property." We have not received or accrued and do not expect to receive or accrue any amount attributable to any participation or similar rights with respect to these leases which, together with other non-qualifying income (for purposes of the 75% or 95% gross income tests) received or accrued during the same taxable year, would have caused or would cause us to violate the 75% or 95% gross income test for that taxable year;

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  We, or an actual or constructive owner of 10% or more of our stock, do not actually or constructively own (i) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock, of such tenant, or (ii) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a taxable REIT subsidiary will qualify as "rents from real property" even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space;

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  Lease income partly attributable to personal property leased in connection with a lease of real property does not exceed 15% of the total lease income received under the lease;

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  We do not operate or manage the property or furnish or render certain non-customary services to tenants of the property, other than through an independent contractor from whom we derive no revenue or through a taxable REIT subsidiary. We may, however, provide services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. In addition, we may provide a de minimis amount (1% or less) of non-customary services. In such a case, only the amount received for non-customary services are not treated as rents from real property and the provision of the services does not otherwise disqualify the rents from treatment as "rents from real property." If, however, the gross income from such non-customary services exceeds 1% of the total gross income from the property for the relevant taxable year, none of the gross income derived from such property is treated as "rents from real property." For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services.

  Fee Income

        We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on, or an interest in, real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary are not included for purposes of the REIT gross income tests.

  Dividend Income

        We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

  Hedging Transactions

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (3) primarily to manage risk with respect to a hedging transaction described in clause (1) or (2) after the extinguishment of such borrowings or disposal of the asset producing such income that is hedged by the hedging transaction, provided, in each case, that the hedging transaction is clearly identified as such before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests.

        To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

  Foreign Investments

        To the extent that we make investments and incur obligations in currencies other than the U.S. dollar, we may generate foreign currency gains and losses. Foreign currency gain that qualifies as "real estate foreign exchange gain" is excluded from both the 75% and 95% gross income tests, while income from foreign currency gains that qualifies as "passive foreign exchange gain" is excluded from the 95% gross income test, but is treated as non-qualifying income for the 75% gross income test.

        "Real estate foreign exchange gain" is foreign currency gain attributable to (i) any item of income or gain which qualifies for purposes of the 75% gross income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property, or (iii) becoming or being the obligor under debt obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes foreign currency gain attributable to a qualified business unit, or QBU, of the REIT if the QBU meets the 75% gross income test for the taxable year and the 75% asset test at the close of each quarter of the taxable year that the REIT directly or indirectly owned an interest in the QBU. "Passive foreign exchange gain" includes all real estate foreign exchange gain plus foreign currency gain attributable to (i) any item of income or gain which qualifies for purposes of the 95% gross income test, (ii) the acquisition or ownership of debt obligations, or (iii) becoming or being the obligor under debt obligations. The Treasury Department has the authority to expand the definition of real estate foreign exchange gain and passive foreign exchange gain to include other items of foreign currency gain.

        We may recognize foreign currency gains that are not treated as qualifying income for purposes of the 95% and 75% gross income tests. In addition, income we derive from foreign real property held through a foreign corporation may not be treated as qualifying income for purposes of the 95% gross income test (and will not be treated as qualifying income for purposes of the 75% gross income test). To reduce the risk of non-qualifying foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive or expense we incur from our non-U.S. dollar denominated assets and obligations. While we intend to manage our non-U.S. dollar denominated assets and obligations in a manner that does not jeopardize our ability to qualify as a REIT, there can be no assurance that the IRS will not challenge our qualification as a REIT as a result of foreign currency gains derived from such assets and obligations.

  Phantom Income

        Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from the disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument was assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

        Some of the debt instruments that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt instrument, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined, and we will be taxed, based on the assumption that all future payments due on the debt instrument in question will be made, with consequences similar to those described in the previous paragraph if all payments on the debt instrument are not made.

        In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        We may hold or acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, particularly in the case of a debt instrument acquired at a discount to its face amount, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt instrument, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal income tax purposes.

        Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual Distribution Requirements."

  Excess Inclusion Income

        If all or a portion of our company is considered a taxable mortgage pool, our qualification as a REIT generally should not be impaired; however, a portion of our taxable income may be characterized as "excess inclusion income." In addition, if we acquire a residual interest in a REMIC, a portion of our income derived from such residual interest may also be characterized as excess inclusion income.

        IRS guidance indicates that our excess inclusion income will be allocated among our stockholders in proportion to our dividends paid. A stockholder's share of our excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most tax-exempt U.S. stockholders, and (iii) would result in the application of U.S. federal income tax withholding at a rate of 30%, without reduction for any otherwise applicable income tax treaty, in the hands of most types of Non-U.S. stockholders. In addition, we would be subject to tax at the highest U.S. federal corporate income tax rate on our excess inclusion income allocated to "disqualified organizations" (generally, tax-exempt investors that are not subject to U.S. federal income tax on unrelated business taxable income, including governmental organizations and charitable remainder trusts) that hold our stock in record name. Further, the IRS has taken the position that broker/dealers and nominees holding our stock in "street name" on behalf of disqualified organizations are subject to U.S. federal income tax at the highest U.S. federal corporate income tax rate on our excess inclusion income allocated to such disqualified organizations. Similarly, a regulated investment company or other pass-through entity may be subject to U.S. federal income tax at the highest U.S. federal corporate income tax rate on our excess inclusion income to the extent such entities are owned by disqualified organizations.

        Although we do not intend to invest a material portion of our assets in REMIC residual interests or taxable mortgage pools, we have owned such assets in the past.

  Failure to Satisfy the Income Tests

        We intend to maintain our REIT qualification by carefully monitoring any potential non-qualifying income received by us for purposes of the 75% and 95% gross income tests discussed above. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief for a taxable year if:

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  our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect; and

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  following the identification of such failure, we attach a schedule of the sources of our gross income to our U.S. federal income tax return.

        It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. See "—Relief from Violations; Reasonable Cause." If we fail to satisfy one or both of the gross income tests described above and these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of iStar—General," even if these relief provisions apply, and we retain our qualification as a REIT, a tax would be imposed with respect to our income that does not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodically monitoring our income.

  Asset Tests

        At the close of each quarter of each of our taxable years, we must satisfy five tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items and U.S. government securities. For purposes of this test, real estate assets include real estate mortgages, real property (such as land, buildings, leasehold interests in real property), interests in other REITs, debt instruments issued by publicly offered REITs, stock or debt instruments held for one year or less that are purchased with the proceeds of a stock offering or a long-term public debt offering, interests in obligations secured by both real property and personal property if the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing such mortgage, and personal property to the extent income from such personal property is treated as "rents from real property" because the personal property is rented in connection with a rental of real property and constitutes less than 15% of the aggregate property rented. In addition, each regular or residual interest we hold in a REMIC is generally treated as a real estate asset for purposes of the asset test described above. If, however, less than 95% of the assets of a REMIC consist of real estate assets, we will be treated as holding our proportionate share of the assets of the REMIC, which generally would include assets both qualifying and not qualifying as real estate assets. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class. Third, of the investments included in the 25% asset class and, except for investments in REITs, qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities that we hold may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote (the "10% voting test") or value (the "10% value test" and, together with the 10% voting test, the "10% asset tests") of the outstanding securities of any one issuer. Fourth, not more than 25% (20% for our taxable years beginning after December 31, 2017) of the value of our total assets may be represented by securities in one or more taxable REIT subsidiaries. Fifth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.

        The 5% and 10% asset tests described above do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are "real estate assets" for purposes of the 75% asset test described above. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Internal Revenue Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership, (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled taxable REIT subsidiaries" as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which: (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for purposes of a partnership issuer, our interest as a partner in the partnership).

        We expect that any real property and temporary investments that we acquire will generally be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which we own an interest consists of "real estate assets." Mortgage loans will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property. In the event that we invest in a mortgage loan that is secured by both real property and other property, the Distressed Debt Revenue Procedure may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2014-51, the IRS has announced that it will not challenge a REIT's treatment of a loan as a real estate asset if the REIT treats the loan as a real estate asset in an amount equal to the lesser of (1) the value of the loan or (2) the greater of (i) the current value of the real property securing the loan or (ii) the value of the real property securing the loan at the relevant testing date (generally, the date the REIT commits to make the loan or to purchase the loan, as the case may be). In addition, if we modify a distressed debt investment of ours by an agreement with the borrower, and if the modification is treated as a "significant modification" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may generally be required to redetermine the portion of the loan that is treated as a real estate asset for purposes of the REIT asset tests. In the Distressed Debt Revenue Procedure, the IRS has provided a safe harbor under which a REIT is not required to redetermine the value of real property securing a mortgage loan for purposes of the REIT asset tests in the event of a significant modification of the loan if the modification meets certain requirements. See "—Income Tests—Interest Income." However, we may enter into modifications of distressed debt investments that do not qualify for the safe harbor provided in the Distressed Debt Revenue Procedure, which could adversely affect our ability to satisfy the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in mortgage loans cause a violation of the REIT asset tests.

        We hold certain mortgage and mezzanine loans to one or more of our taxable REIT subsidiaries that are secured by real property. We treat these loans as qualifying assets for purposes of the REIT assets tests to the extent that such mortgage loans are secured by real property under the rules described above and such mezzanine loans qualify for the safe harbor in Revenue Procedure 2003-65 as described above, pursuant to a private letter ruling we received from the IRS. We do not treat such loans as subject to the limitation that securities from taxable REIT subsidiaries must constitute no more than 25% (20% for our taxable years beginning after December 31, 2017) of our total assets. We are entitled to rely upon this private letter ruling only to the extent that we did not misstate or omit a material fact in the ruling request and that we continue to operate in accordance with the material facts described in such request, and no assurance can be given that we will always be able to do so.

        Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test, and would be subject to the 5% and 10% asset tests. See "—Income Tests." We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above. However, to the extent that our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in Revenue Procedure 2003-65, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

        In addition, we may enter into repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that we may transfer record ownership of the assets the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

  Failure to Satisfy the Asset Tests

        The asset tests must be satisfied not only on the last day of the calendar quarter in which we acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer. After initially meeting the asset tests at the close of a quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire or increase our ownership interest in securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% or 10% asset tests at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally, within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred) to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of the amount described in the preceding sentence, as long as the failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the thirty day cure period, by taking steps, including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the non qualifying assets during the period in which we failed to satisfy the relevant asset test. See "—Relief from Violations; Reasonable Cause."

        We believe that our holdings of securities and other assets will comply with the foregoing REIT asset test requirements, and we intend to monitor our compliance with such tests on an ongoing basis. There can be no assurance, however, that we will continue to be successful in this effort. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, the values of some of our assets may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances and we may not meet the IRS safe harbor described above with respect to one or more of our mezzanine loans, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

  Relief from Violations; Reasonable Cause

        The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described above under "—Income Tests—Failure to Satisfy the Income Tests," in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see "—Asset Tests—Failure to Satisfy the Asset Tests" above) and other REIT requirements (see "—Failure to Qualify" below), again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we did not have reasonable cause for a failure, we would fail to qualify as a REIT. Whether we would have reasonable cause for any such failure cannot be known with certainty because the determination of whether reasonable cause exists depends on the facts and circumstances at the time and we cannot provide any assurance that we in fact would have reasonable cause for a particular failure or that the IRS would not successfully challenge our view that a failure was due to reasonable cause. Moreover, we may be unable to actually rectify a failure and restore asset test compliance within the required timeframe due to our inability to transfer or otherwise dispose of assets, including as a result of restrictions on transfer imposed by our lenders or undertakings with our co-investors and/or the inability to acquire additional qualifying assets due to transaction risks, access to additional capital or other considerations. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

  Annual Distribution Requirements

        To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to (A) the sum of (1) 90% of our "REIT taxable income;" and (2) 90% of our after-tax net income, if any, from foreclosure property; minus (B) the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income." In general, "REIT taxable income" means taxable income without regard to the dividends paid deduction and excluding any net capital gain. We have recorded net operating losses and may record significant net operating losses in the future, which may reduce our taxable income in future periods and reduce the amount of dividends we are obligated to pay, if any, for such periods in order to maintain our REIT qualification. In addition, in order to qualify as a REIT for any taxable year, we are required to distribute prior to the end of such year any earnings and profits from any non-REIT taxable year. We believe that we have satisfied this requirement.

        We are required to distribute income, if any, in the taxable year in which it is earned or in the following taxable year if such dividend distributions are declared in October, November or December of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return, provided we pay such distribution with or before our first regular dividend payment following such declaration, and such payment is made during the twelve-month period following the close of such taxable year. These distributions are taxable to holders of common stock in the year in which they are paid, even though these distributions relate to our prior year for purposes of our 90% distribution requirement.

        For taxable years prior to January 1, 2015, in order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they could not be "preferential dividends." A dividend is not a preferential dividend if it is distributed pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in the organizational documents. These preferential dividend limitations will no longer apply to us during any period that we are treated as a publicly offered REIT.

        To the extent that we distribute at least 90%, but less than 100% of our "REIT taxable income," we will be subject to tax at regular corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have each stockholder include its proportionate share of such undistributed long-term capital gains in its income and receive a corresponding credit for its proportionate share of the tax paid by us. Each stockholder would then increase its adjusted basis in our stock by the difference between the designated amount included in its long-term capital gain and the tax deemed paid with respect to its proportionate share. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

        From time to time we may not have sufficient cash or other liquid assets to meet the above distribution requirements due to timing differences between the actual receipt of cash, including the receipt of distributions from any partnership subsidiaries, and payment of expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. For example, we may acquire debt instruments or notes whose face value may exceed their issue price as determined for U.S. federal income tax purposes, resulting in original issue discount, such that we will be required to include in our income a portion of the original issue discount each year that the instrument is held before we receive any corresponding cash. Furthermore, we will likely invest in assets that accrue market discount, which may require us to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. If these timing differences occur, in order to meet the REIT distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. In addition, various aspects of such a taxable stock dividend are uncertain and have not yet been addressed by the IRS, and the guidance that has been provided by the IRS has imposed certain limitations on the ability of a REIT to satisfy the REIT distribution requirements with a taxable stock dividend. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.

        Under certain circumstances, we may be able to rectify a failure to meet a distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest and a penalty based upon the amount of any deduction claimed for deficiency dividends.

        If we fail to distribute on an annual basis at least the sum of (a) 85% of our ordinary income for such year, (b) 95% of our capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution amount over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior periods) and (2) the retained amounts on which we have paid U.S. federal corporate income tax. We intend to make timely distributions so that we are not subject to the non-deductible 4% excise tax.

  Recordkeeping Requirements

        We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

  Prohibited Transactions

        Net income we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument in the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be treated as held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be treated as in the ordinary course of business. However, whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers, or that the safe-harbor provision of the Internal Revenue Code will apply. The 100% tax will not apply to gains from the sale of property by any taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. To the extent that we were to sell loans or participations therein or hold any assets for sale that we believe could subject us to the prohibited transaction tax, we intend to hold such assets through a taxable REIT subsidiary.

        The Internal Revenue Code provides a safe harbor for the sale of a real estate asset that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, among other things, (i) we must have held the property for at least two years (and, in the case of property which consists of land or improvements not acquired through foreclosure or deed in lieu of foreclosure, or lease termination, we must have held the property for two years for the production of rental income), (ii) we must not have made capital expenditures on the property in the two years preceding the sale in an amount that exceeds 30% of the net selling price of the property, and (iii) either (a) we have not made more than seven sales of property (excluding certain property obtained through foreclosure or sales to which Section 1033 of the Internal Revenue Code applies) for the taxable year ,(b) the aggregate tax basis of property (other than sales of foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies) sold during the taxable year does not exceed 10% of the aggregate tax basis of all of our assets as of the beginning of the taxable year, (c) the aggregate fair market value of property (other than sales of foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies) sold during the taxable year does not exceed 10% of the aggregate fair market value of all of our assets as of the beginning of the taxable year, (d) the aggregate tax basis of property (other than sales of foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies) sold during the taxable year does not exceed 20% of the aggregate tax basis of all of our assets as of the beginning of the taxable year and the 3-year average adjusted bases percentage for the taxable year does not exceed 10%, or (e) the aggregate fair market value of property (other than sales of foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies) sold during the taxable year does not exceed 20% of the aggregate fair market value of all of our assets as of the beginning of the taxable year and the 3-year average fair market value percentage for the taxable year does not exceed 10%, and (iv) in the case of clauses (iii)(b) through (e), substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income or through a taxable REIT subsidiary. For these purposes, the sale of more than one property to one buyer as part of one transaction constitutes one sale. There is limited, if any, applicable precedent with respect to the application of certain requirements of the foregoing safe harbor. Accordingly, although we have relied on the safe harbor with respect to certain sales of property, there can be no assurance that the IRS would not successfully contend that such a sale of property was a prohibited transaction.

  Foreclosure Property

        We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise constitute qualifying income for purposes of the 75% gross income test. Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We have made foreclosure property elections with respect to certain of our properties, and we expect to make the foreclosure property election with respect to other properties we acquire through foreclosure if the election is available (which may not be the case if we acquire "distressed loans"). The income related to properties for which a foreclosure property election is made that otherwise would be non-qualifying for purposes of the REIT gross income tests, and is therefore subject to U.S. federal income tax at a 35% rate, could be material.

  Failure to Qualify

        In the event we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation of the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause.

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, and possibly increased state and local taxes, on our taxable income at regular corporate rates. Such taxation would reduce the cash available for distribution by us to our stockholders. Distributions to our stockholders in any year in which we fail to qualify as a REIT would not be deductible by us and we would not be required to distribute any amounts to our stockholders. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, dividends received by non-corporate stockholders would generally be taxable as qualified dividend income at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to statutory relief.

  Tax Aspects of Investments in Partnerships

  General

        We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on such items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT gross income tests, based on our capital interest in such partnerships, and we will include our share of partnership items in our computation of our taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership, excluding for these purposes certain securities as described in the Internal Revenue Code). See "—Effect of Subsidiary Entities—Ownership of a Partnership Interest" above. Consequently, to the extent that we hold an equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or have only limited influence, over the partnership.

  Entity Classification

        The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, would be subject to an entity-level tax on its net income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in "—Asset Tests" and "—Income Tests" above, and in turn could prevent us from qualifying as a REIT. See "—Failure to Qualify," above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for U.S. federal income tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

  Allocations with Respect to Partnership Properties

        Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution (a "book-tax difference"). Such allocations are solely for U.S. federal income tax purposes and do not affect the partnership's capital accounts or the other economic or legal arrangements among the partners.

        To the extent that any of our subsidiary partnerships acquire appreciated (or depreciated) properties by way of capital contributions, allocations would need to be made in a manner consistent with these requirements. As a result, we could be allocated greater (or lesser) amounts of depreciation and taxable income in respect to such contributed properties than would have been the case if all of the partnership's assets had been acquired in exchange for cash at their agreed upon fair market value.

  Taxation of Taxable U.S. Stockholders

        When we use the term "U.S. stockholder," we mean a beneficial owner of shares of our stock who is, for U.S. federal income tax purposes:

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  a citizen or resident of the United States;

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  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust (a) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has a valid election in place to be treated as a U.S. person.

        If a partnership (or other entity treated as a partnership for U.S. tax purposes) holds shares of our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of our stock, you should consult your tax advisor regarding the consequences of your ownership and disposition of shares of our stock.

  Distributions Generally

        Provided that we continue to qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends, will generally be taxable to our U.S. stockholders as ordinary income. For this purpose, our earnings and profits will be allocated first to our outstanding preferred shares, and then to our outstanding common shares. Provided we qualify as a REIT, our dividends will not be eligible for the dividends received deduction generally available to U.S. stockholders that are corporations.

        Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates that are typically applicable to non-corporate U.S. stockholders who receive dividends from taxable C corporations. An exception applies, however, and non-corporate U.S. stockholders are taxed at such rates on dividends that, upon our election, we designate as qualified dividend income and distribute, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of: (i) the excess of any undistributed "REIT taxable income" that we retained from the immediately preceding year, and on which we were subject to corporate level tax, (ii) dividends we receive from taxable domestic C corporations (including taxable REIT subsidiaries) and certain foreign corporations, insofar as specified holding period and other requirements are met, and (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions on which we have been subject to tax, provided that, in no case may the amount we designate as qualified dividend income exceed the amount we distribute to our stockholders as dividends with respect to the taxable year.

        To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated as a tax-free return of capital to each U.S. stockholder, and will reduce the adjusted tax basis which each U.S. stockholder has in its shares of stock by the amount of the distribution, but not below zero. Return of capital distributions in excess of a U.S. stockholder's adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets, and will be taxable as long-term capital gain if the shares have been held for more than one year.

        Dividends we declare in October, November, or December of any year and pay to a stockholder of record on a specified date in any of those months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we pay the dividend in January of the following year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses, or any credits for foreign taxes incurred by us. In addition stockholders are not allowed to use any of their net operating losses to offset any portion of our dividends treated as excess inclusion income. See "—Excess Inclusion Income." As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

  Capital Gain Distributions

        Distributions designated as net capital gain dividends will be taxable to U.S. stockholders as capital gain income. Such capital gain income will be taxable to U.S. stockholders at a maximum rate of 20% in the case of non-corporate U.S. stockholders and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals to the extent of previously claimed depreciation deductions. U.S. stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

  Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, our net capital gains. If we make this election, we would pay tax on such retained capital gains. In such a case, our stockholders would generally:

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  include their proportionate share of our undistributed net capital gains in their taxable income;

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  receive a credit for their proportionate share of the tax paid by us; and

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  increase the adjusted basis of their stock by the difference between the amount of their capital gain and their share of the tax paid by us.

  Dispositions of Our Stock

        If you are a U.S. stockholder and you sell or dispose of your shares of our stock, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of our stock. In general, a U.S. stockholder's adjusted tax basis will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by non-corporate U.S. stockholders upon the sale or disposition of shares of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if the shares are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT's "unrecaptured Section 1250 gain."

        Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, if you are a U.S. stockholder and you recognize loss upon the sale or other disposition of stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.

        If a U.S. stockholder recognizes a loss upon a subsequent disposition of shares of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of the Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are broadly written, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

  Passive Activity Losses and Investment Interest Limitations

        Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation, but the foregoing rule will not apply to distributions representing dividends to the extent such amounts are taxed at the preferential rates as discussed above unless the U.S. stockholders elect to be taxed on such amounts at a higher rate.

  Medicare Tax on Unearned Income

        Certain non-corporate U.S. stockholders must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of our common stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

  Taxation of Tax-Exempt U.S. Stockholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Except as provided below, the IRS has ruled that amounts distributed as dividends by a REIT do not constitute unrelated business taxable income when received by a tax-exempt entity, provided that the shares of the REIT are not otherwise used in an unrelated trade or business. Based on that ruling, provided that a tax-exempt U.S. stockholder has not held its shares as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and we do not hold an asset that gives rise to "excess inclusion income" (see "Effect of Subsidiary Entities—Taxable Mortgage Pools" and "—Excess Inclusion Income"), dividend income on our stock and income from the sale of our stock should not be unrelated business taxable income to a tax-exempt U.S. stockholder. We may engage in transactions that would result in a portion of our dividend income being considered "excess inclusion income," and accordingly, a portion of our dividends received by a tax-exempt U.S. stockholder could be treated as unrelated businesses taxable income. See "—Excess Inclusion Income."

        For tax-exempt U.S. stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our common stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to any pension trust which:

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  is described in Section 401(a) of the Internal Revenue Code;

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  is tax-exempt under Section 501(a) of the Internal Revenue Code; and

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  holds more than 10%, by value, of the interests in the REIT.

        Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "qualified trusts." A REIT is a "pension-held REIT" if:

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  it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by a qualified trust is treated, for purposes of the 5/50 test, as owned by the beneficiaries of the trust, rather than by the trust itself; and

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  either at least one qualified trust holds more than 25%, by value, of the interests in the REIT, or one or more qualified trusts, each of which owns more than 10%, by value, of the interests in the REIT, holds in the aggregate more than 50%, by value, of the interests in the REIT.

        The percentage of any REIT dividend treated as unrelated business taxable income is equal to the ratio of:

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  the unrelated business taxable income earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on unrelated business taxable income, to

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  the total gross income of the REIT.

        A de minimis exception applies where the percentage is less than 5% for any year. As a result of the limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT."

  Excess Inclusion Income

        A portion of our net income (and, therefore, a portion of the dividends payable by us) may be treated as excess inclusion income from a residual interest in a REMIC or taxable mortgage pool, which may constitute unrelated business taxable income to a tax-exempt U.S. stockholder. See "—Excess Inclusion Income." Although we do not currently own any residual interests in a REMIC or taxable mortgage pool, it is possible that we may own such interests in the future. Prospective stockholders should consult their tax advisors regarding the U.S. federal income tax consequences to them of incurring excess inclusion income.

        Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

  Taxation of Non-U.S. Stockholders

        The rules governing U.S. federal income taxation of beneficial owners of our stock that are not U.S. stockholders, or Non-U.S. stockholders, are complex and no attempt will be made herein to provide more than a summary of such rules. This discussion is based on current law and addresses only select and not all aspects of U.S. federal income taxation.

        PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FOREIGN, U.S. FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT INCLUDING ANY REPORTING REQUIREMENTS.

        Distributions to Non-U.S. stockholders that are not attributable to gain from sales or exchanges by us of U.S. real property interests, not designated by us as capital gain dividends or retained capital gains, and not effectively connected with a U.S. trade or business of the Non-U.S. stockholder, generally will be treated as ordinary income and will be subject to a withholding tax equal to 30% of the distribution unless an applicable tax treaty reduces or eliminates that tax. In general, Non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock except to the extent described below. However, if income from an investment in our stock is treated as effectively connected with the Non-U.S. stockholder's conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation). We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions made to a Non-U.S. stockholder unless: (1) a lower treaty rate applies and any required form, such as an applicable IRS Form W-8, evidencing eligibility for that reduced rate is provided by the Non-U.S. stockholder to us; or (2) the Non-U.S. stockholder provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

        Any portion of the dividends paid to Non-U.S. stockholders that is treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See "—Excess Inclusion Income."

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. stockholder's stock, such distributions will give rise to tax liability if the Non-U.S. stockholder would otherwise be subject to U.S. federal income tax on any gain from the sale or disposition of its stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. To the extent that our stock is subject to tax under FIRPTA, as further discussed below, we will also be required to withhold 15% of any distribution in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, any portion of a distribution not subject to withholding at a rate of 30% may be subject to withholding at a rate of 15%.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from sale or exchange of a U.S. real property interest held by us directly or through pass-through subsidiaries, which includes certain interests in U.S. real property, but generally does not include mortgage loans, will be taxed to a Non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). We hold both assets that constitute U.S. real property interests and assets that do not. To the extent our assets do not constitute U.S. real property interests, distributions by us from the sales of such assets will not be subject to tax under the FIRPTA rules. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to Non-U.S. stockholders as if such gain were effectively connected with a U.S. trade or business. Non-U.S. stockholders thus will be taxed at the normal capital gain rates applicable to U.S. stockholders, and will also be subject to a 35% U.S. federal withholding tax on such distributions. Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a Non-U.S. stockholder that is a corporation. However, the FIRPTA withholding tax will not apply to any capital gain dividend with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the Non-U.S. stockholder did not own more than 10% of such class of stock at any time during the taxable year. Instead, any such capital gain dividend will be treated as a distribution subject to the rules applicable to ordinary dividends discussed above. Also, the branch profits tax will not apply to such a distribution.

        Gain recognized by a Non-U.S. stockholder upon a sale of our stock generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," which is a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by Non-U.S. persons. Although we currently believe that we are a domestically controlled REIT, because our stock is publicly traded, no assurance can be given that we are or will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, an alternative exemption to tax under FIRPTA might be available if either (a) we are not (and have not been for the five year period prior to the sale) a U.S. real property holding corporation (as defined in the Internal Revenue Code and applicable Treasury regulations to generally include a corporation, 50% or more of the assets of which consist of U.S. real property interests) or (b) the selling Non-U.S. stockholder owns, actually or constructively, 10% or less of our stock throughout a specified testing period and our shares are regularly traded (as defined in applicable Treasury regulations) on an established securities market. If we do not qualify as a domestically controlled REIT and a Non-U.S. stockholder does not qualify for the above exception, amounts realized by such Non-U.S. stockholder upon a sale of our stock generally will be subject to withholding under FIRPTA at a rate of 15%, including applicable alternative minimum tax (and a special alternative minimum tax in the case of non-resident alien individuals).

        Notwithstanding the foregoing, if (i) a Non-U.S. stockholder disposes of our stock during the 30-day period preceding a dividend payment, (ii) such Non-U.S. stockholder (or a person related to such Non-U.S. stockholder) acquires or enters into a contract or option to acquire our stock within 61 days of the 1st day of the 30-day period described above, (iii) if shares of our common stock are "regularly traded" on an established securities market in the United States, such Non-U.S. stockholder has owned more than 10% of our common stock at any time during the one-year period ending on the date of such distribution, and (iv) any portion of such dividend payment would, but for the disposition, be subject to tax under FIRPTA to such Non-U.S. stockholder, then such Non-U.S. stockholder will be subject to tax under FIRPTA in an amount that, but for the disposition, would have been subject to tax under FIRPTA.

        Gain not subject to FIRPTA will be taxable to a Non-U.S. stockholder if: (1) the Non-U.S. stockholder's investment in the stock is effectively connected with a U.S. trade or business, in which case the Non-U.S. stockholder will generally be subject to the same treatment as U.S. stockholders with respect to such gain, and in the case of any corporate Non-U.S. stockholder will also be subject to the branch profits tax; or (2) the Non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the stock were to be subject to taxation under FIRPTA, the Non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain.

  Backup Withholding and Information Reporting

        We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

        We must report annually to the IRS and to each Non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A Non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a Non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder's U.S. federal income tax liability provided the required information is furnished to the IRS.

  Legislation Relating to Foreign Accounts

        Withholding taxes may be imposed on certain U.S. source payments made to "foreign financial institutions" and certain other non-U.S. entities and on certain disposition proceeds of U.S. securities realized after December 31, 2018 under the Foreign Account Tax Compliance Act, or FATCA. Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders (as defined above) who own our common stock through foreign accounts or foreign intermediaries and to certain Non-U.S. stockholders. A 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding FATCA.

  State, Local and Foreign Taxation

        We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our stockholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. In addition, your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign tax laws on an investment in our securities.

  Possible Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect us and our investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax law applicable to us or our investors will be changed.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters for public offering and sale by them or we may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as agents to offer and sell the securities to purchasers upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed that customary in the types of transactions involved.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        In connection with the offering of the securities described in this prospectus and an accompanying prospectus supplement, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the security being offered. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

        The underwriters in an offering of these securities may also create a "short position" for their account by selling more equity securities or a larger principal amount of debt securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing the securities in the open market following completion of the offering or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in an accompanying prospectus supplement may result in the maintenance of the price of our securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

        Any underwriters and their affiliates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

 LEGAL MATTERS

        Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, will pass upon the validity of the securities we are offering by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering. Clifford Chance US LLP will rely upon the opinion of Venable LLP, Baltimore, Maryland, with respect to certain matters of Maryland law.

 EXPERTS

        The financial statements incorporated in this Prospectus by reference to iStar Inc.'s Current Report on Form 8-K dated September 5, 2017 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of iStar Inc. for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference in this prospectus the following documents which we have previously filed with the Securities and Exchange Commission under the File Number 001-15371:

  (1)
  Annual Report on Form 10-K for fiscal year ended December 31, 2016.

  (2)
  Definitive Proxy Statement dated April 4, 2017.

  (3)
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017.

  (4)
  Current Reports on Form 8-K filed on January 6, 2017, March 13, 2017, May 18, 2017, August 30, 2017 and September 5, 2017.

  (5)
  The description of the shares of common stock contained in the Registration Statement on Form 8-A on October 5, 1999.

        Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus from the time they are filed. If anything in a report or document we file after the date of this prospectus changes anything in it, this prospectus will be deemed to be changed by that subsequently filed report or document beginning on the date the report or document is filed.

        We will provide to each person to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide this information at no cost to the requestor upon written or oral request addressed to iStar Inc., 1114 Avenue of the Americas, New York, New York 10036, attention: Investor Relations Department (Telephone: (212) 930-9400).

 INFORMATION WE FILE

        We file annual, quarterly and current reports, proxy statements and other materials with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the SEC. The address of that site is http://www.sec.gov.

        Reports, proxy statements and other information we file also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

$800,000,000

$              % Senior Notes due 2020
$              % Senior Notes due 2022

Preliminary Prospectus Supplement

Joint Bookrunners

J.P. Morgan
BofA Merrill Lynch
Barclays
Morgan Stanley

September             , 2017